Exhibit 10.9

NOTICE OF LEASE

LANDLORD:	55 Cambridge Parkway, LLC, a Delaware limited liability company
TENANT:	CarGurus, Inc. a Delaware corporation
DATE OF EXECUTION:	March 11, 2016
DEMISED PREMISES:

Approximately 30,534 rentable square feet, consisting of approximately 15,267 rentable square feet of space on the fifth (5th) floor of the West Wing of the Building (the “Fifth Floor Premises”), and approximately 15,267 rentable square feet of space on the sixth (e) floor of the West Wing of the Building (the “Sixth Floor Premises”). The Premises are located in the building commonly known as 55 Cambridge Parkway (the “Building”), having a street address of 55 Cambridge Parkway, Cambridge, MA.

TERM AND COMMENCEMENT DATE:

Commencing on the date on which Landlord delivers the Premises to Tenant with the “Shell Condition Work” (as defined in the Lease) substantially completed and terminating November 30, 2022 (the “Original Term”) subject to extension as provided herein.

RIGHTS OF EXTENSION:

So long as there shall not then be an Event of Default under the Lease, Tenant may extend this Lease for one (I) additional period of five (5) years (the “Extension Term”), by delivering written notice of the exercise thereof to Landlord not later than twelve (12) months (nor earlier than eighteen (18) months) before the expiration of the Original Term.

RIGHTS OF FIRST OFFER

Subject to the terms and provisions of the Lease, during the Term of the Lease, Tenant has certain rights of first offer to lease: (a) any space that is contiguous to the Premises on the fifth (5th) floor of the East Wing of the Building (the “5th Floor East Wing Space”) as approximately shown on Exhibit J-1 attached to the Lease; (b) any space that is contiguous to the Premises on the sixth (6th) floor of the East Wing of the Building (the “6th Floor East Wing Space”) as approximately shown on Exhibit J-2 attached to the Lease; and (c) any space that is contiguous to the Premises on the seventh (7th) floor of the West Wing of the Building (the “7th Floor West Wing Space”) as approximately shown on Exhibit J-3 attached to the Lease.

[SIGNATURE PAGE FOLLOWS]

Executed as of the 11th day of March, 2016.

LANDLORD:

55 CAMBRIDGE PARKWAY, LLC,
a Delaware limited liability company

By:	Invesco ICRE Massachusetts REIT Holdings, LLC,
its sole member

	By:	/s/ Kevin Johnson
		Name:	Kevin Johnson
		Title:	Vice President

Execution Date: As of March 28, 2016

TENANT:

CARGURUS, INC.
a Delaware corporation

By:	/s/ E. Langley Steinert
Name:	E. Langley Steinert
Title:	CEO

Execution Date: As of March 11, 2016

STATE OF TEXAS

Dallas County, Texas

On this 28 of March, 2016, before me, the undersigned notary public, personally appeared Kevin Johnson as Vice President of Invesco ICRE Massachusetts REIT Holdings, LLC, in its capacity as sole member of 55 Cambridge Parkway, LLC, proved to me through satisfactory evidence of identification, which was a Texas driver’s license, to be the person whose name is signed on the preceding or attached document and acknowledged to me that he/she signed it voluntarily for its stated purpose.

/s/ Tara L. Hall
Notary Public
My commission expires 10/28/2019

COMMONWEALTH OF MASSACHUSETTS

SS

On this  11th day of March, 2016, before me, the undersigned notary public, personally appeared  E. Langley Steinert as CEO of CarGurus, Inc. proved to me through satisfactory evidence of identification, which was a Massachusetts driver’s license, to be the person whose name is signed on the preceding or attached document and acknowledged to me that he/she signed it voluntarily for its stated purpose.

/s/ Allison R. Beakley
Notary Public
My commission expires 5/5/2017

OFFICE LEASE AGREEMENT

FOR SPACE AT

55 CAMBRIDGE PARKWAY, CAMBRIDGE, MA

BETWEEN

55 CAMBRIDGE PARKWAY, LLC,
a Delaware limited liability company

AS LANDLORD

AND

CARGURUS, INC.

a Delaware corporation

AS TENANT

DATED

As of March 11, 2016

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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BASIC LEASE INFORMATION

This Basic Lease Information is attached to and incorporated by reference to an Office Lease Agreement between Landlord and Tenant, as defined below.

Lease Date:	Dated as of March 11, 2016

Landlord:	55 Cambridge Parkway, LLC, a Delaware limited liability company

Tenant:	CarGurus, Inc., a Delaware corporation

Premises:

Approximately 30,534 rentable square feet, consisting of approximately 15,267 rentable square feet of space on the fifth (5th) floor of the West Wing of the Building (the “Fifth Floor Premises”), and approximately 15,267 rentable square feet of space on the sixth (661) floor of die West Wing of the Building (the “Sixth Floor Premises”). The Premises are located in the building commonly known as 55 Cambridge Parkway (die “Building”), having a street address of 55 Cambridge Parkway, Cambridge, MA. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof, including without limitation die Common Areas (as defined in Section 7(c)).

Original Term:	The period beginning on the Commencement Date and ending at 5:00 p.m. local time on November 30, 2022.

Commencement Date:	The date on which Landlord delivers the Premises to Tenant with the “Shell Condition Work” (as such term is defined herein) substantially completed.

Base Rent Commencement Date:	Sixth Floor Premises: September 1, 2016 (the “Sixth Floor Premises Rent Commencement Date”) Fifth Floor Premises: November 1, 2016 (the “Fifth Floor Premises Rent Commencement Date”)

Base Rent:

Base Rent shall be payable at the following amounts (the monthly components of which Base Rent shall be referred to herein as “Monthly Base Rent”):

(i)                          For the two (2) month period commencing on the Sixth Floor Premises Rent Commencement Date (i.e., September 1, 2016) and ending on October 31, 2016: at the rate of $1,114,491.00 per annum ($92,874.25 per month);

(ii)                       For the ten (10) month period commencing on the Fifth Floor Premises Rent Commencement Date (i.e., November 1, 2016) and ending on August 31, 2017: at the rate of $2,228,982.00 per annum ($185,748.50 per month);

(iii)                    For the twelve (12) month period commencing on September 1, 2017 and ending on August 31, 2018: at the rate of $2,259,516.00 per annum ($188,293.00 per month);

(iv)                   For the twelve (12) month period commencing on September 1, 2018 and ending on August 31, 2019: at the rate of $2,290,050.00 per annum ($190,837.50 per month);

(v)                       For the twelve (12) month period commencing on September 1, 2019 and ending on August 31, 2020: at the rate of $2,320,584.00 per annum ($193,382.00 per month);

(vi)                    For the twelve (12) month period commencing on September 1, 2020 and ending on August 31, 2021: at the rate of $2,351,118.00 per annum ($195,926.50 per month);

(vii)                 For the twelve (12) month period commencing on September 1, 2021 and ending on August 31, 2022: at the rate of $2,381,652.00 per annum ($198,471.00 per month); and

(viii)              For the three (3) month period commencing on September 1, 2022 and ending on November 30, 2022: at the rate of $2,412,186.00 per annum ($201,015.50 per month).

Security Deposit:	$773,528.00 in the form of a Letter of Credit, subject to reduction in accordance with Paragraph 6.

Rent:

Base Rent, Additional Rent, Taxes and Insurance (each as defined in Exhibit C hereto) and electricity charges and Parking Charges (as defined in Exhibit I hereto) and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office use, and for no other purpose whatsoever.

Tenant’s Proportionate Share:

11.13%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the rental square feet in the Building at the time a respective charge was incurred, which at the time of execution of this Lease is 274,235 rentable square feet.

Initial Liability Insurance Amount:	$5,000,000

Broker/Agent:	For Tenant: CBRE / New England

For Landlord: Lincoln Property Company

Tenant’s Address:		With a copy to:

	Two Canal Park, Suite 4 Cambridge, MA 02141 Attention: Jason Trevisan Telephone: 617-466-3670	Alan J. Schlesinger Schlesinger and Buchbinder, LLP 1200 Walnut Street Newton, MA 02461

Landlord’s Address:	For all Notices:	With a copy to:

	c/o Lincoln Property Company 55 Cambridge Parkway Cambridge, MA 02142	Invesco Real Estate 1166 Avenue of the Americas New York, New York 10036
	Attention: Baron Hartley	Attention:	Asset Manager
	Telephone: (617) 494-9197		55 Cambridge Parkway
Cambridge, MA 02142
		Telephone:	(212) 278-9224

[SIGNATURES TO BASIC LEASE INFORMATION ON FOLLOWING PAGE]

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:
55 CAMBRIDGE PARKWAY, LLC,
a Delaware limited liability company

By:	Invesco ICRE Massachusetts REIT Holdings, LLC,
its sole member

	By:	/s/ Kevin Johnson
		Name:	Kevin Johnson
		Title:	Vice President

TENANT:

CARGURUS, INC.
a Delaware corporation

By:	/s/ E. Langley Steinert
Name:	E. Langley Steinert
Title:	CEO

Execution Date: As of March 11, 2016

OFFICE LEASE AGREEMENT

This Office Lease Agreement (this “Lease”) is entered into as of March 11, 2016, between 55 Cambridge Parkway, LLC, a Delaware limited liability company (“Landlord”), and CarGurus, Inc., a Delaware corporation (“Tenant”).

1.             Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other nationally, regionally or state recognized holiday observed by Landlord at the Building; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “Normal Business Hours” means 8 a.m. to 6 p.m. on Business Days and 8 a.m. to 1 p.m. on Saturdays, exclusive of Holidays; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors and employees.

2.             Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information).

3.             Tender of Possession. Subject to the other terms and provisions of this Lease, Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about the date that is twenty (20) days from the date that both parties have executed and delivered this Lease (such 20th day shall be referred to herein as the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then: (a) the validity of this Lease shall not be affected or impaired thereby; (b) Landlord shall not be in default hereunder or be liable for damages therefor; and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant, provided that for each day of delay in Landlord’s tender of possession beyond the tenth (le) day after the Estimated Delivery Date, each Base Rent Commencement Date shall be extended for one (1) day. Except for the work described in Exhibit D hereto (the “Shell Condition Work”), Tenant hereby acknowledges and agrees that it shall accept the Premises in their “AS-IS” condition, and Landlord shall have no obligation to perform any work therein (including, without limitation, the construction of any tenant finish-work or other improvements therein), and shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein other than the Landlord’s Allowance, the Landlord’s Space Planning Allowance and, if so elected by Tenant, the Additional Landlord Allowance (as such terms are defined in Exhibit E hereto) pursuant to the terms and provisions of Exhibit E hereto. Landlord shall use reasonable efforts to substantially complete the Shell Condition Work on or before the Estimated Delivery Date, subject to the conditions of this Section 3. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy except as to items noted by Tenant within fifteen (15) days. Prior to occupying the

Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit G hereto confirming: (1) the Commencement Date (as defined in the Basic Lease Information), the applicable Base Rent Commencement Dates (as defined in the Basic Lease Information) and the expiration date of the Original Term (as defined in the Basic Lease Information); (2) that Tenant has accepted the Premises; and (3) that subject to Tenant’s right to note deficiencies within fifteen (15) days, Landlord has performed all of its obligations with respect to the Premises; however, the failure of the parties to execute such letter shall not defer the Commencement Date, the applicable Base Rent Commencement Date or otherwise invalidate this Lease. Tenant’s failure to execute such document within ten (10) days of receipt thereof from Landlord shall be an Event of Default (as defined in Section 17) under this Lease if such execution is warranted by the facts and shall be deemed to constitute Tenant’s agreement to the contents of such document. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Rent.

4.             Rent. Tenant shall timely pay to Landlord Rent (as defined in the Basic Lease Information), including the amounts set forth in Exhibit C hereto, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes, if applicable. Unless otherwise prohibited by law, Tenant shall make Rent payments to Landlord via Automated Clearing House payment processing approved by Landlord. Except as otherwise expressly set forth in this Lease, Tenant shall have no right to withhold or abate any payment of Base Rent, Additional Rent, Taxes, Insurance or other payment, or to set off any amount against the Base Rent, Additional Rent, Taxes, Insurance or other payment then due and payable, or to terminate this Lease, because of any breach or alleged breach by Landlord of this Lease or because of the condition of the Premises. Tenant hereby acknowledges and agrees that it has been represented by counsel of its choice and has participated fully in the negotiation of this Lease.

Base Rent, adjusted as herein provided, shall be payable monthly in advance beginning on the Sixth Floor Premises Rent Commencement Date. Thereafter, Base Rent shall be payable on the first (1st) day of each month beginning on the Sixth Floor Premises Rent Commencement Date. Tenant shall pay Additional Rent, Taxes and Insurance (each as defined in Exhibit C) at the same time and in the same manner as Base Rent.

5.             Delinquent Payment; Handling Charges. All payments required of Tenant hereunder which are past due for more than five (5) days shall bear interest from the date due until paid at the lesser of fifteen percent (15%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent (5%) of a payment delinquent by more than seven (7) days to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. Any such late charge and interest payment shall be payable as Additional Rent under this Lease, shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable immediately on demand. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

6.             Security Deposit. On the date hereof, Tenant shall deliver the Security Deposit to Landlord, which Landlord shall hold, as security, for and during the Term.

Tenant shall deliver the Security Deposit to Landlord on the date hereof in the form of an irrevocable and unconditional letter of credit (the “Letter of Credit”) issued by and drawable upon any

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commercial bank, trust company, national banking association or savings and loan association satisfactory to Landlord (the “Issuing Bank”). A current list of acceptable Issuing Banks is attached to this Lease as Exhibit M. Such Letter of Credit shall (a) name Landlord as beneficiary, (b) be in the amount of the Security Deposit, (c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (f) otherwise be in form and content satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term unless the Issuing Bank sends a notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than forty-five (45) days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Section. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in Boston or another location acceptable to Landlord. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.

If there shall be an Event of Default (as defined in Section 17), Landlord may apply or retain the whole or any part of the cash Security Deposit or may notify the Issuing Bank and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be, but only to the extent required for the payment of any rent or any other sums as to which Tenant is in default including (a) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, and/or (b) any damages or deficiency to which Landlord is entitled pursuant to this Lease or applicable legal requirements, whether such damages or deficiency accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, die Security Deposit shall be returned to Tenant within thirty (30) days after the expiration of the Term and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant’s obligations to pay rent or other sums due hereunder.

Upon a sale of the Land or the Building or any financing of Landlord’s interest therein, Landlord shall transfer the cash Security Deposit or the Letter of Credit, as applicable, to the vendee or lender (if required by such lender). With respect to the Letter of Credit, within five (5) days after notice of such sale or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender (if required by such lender), as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender. Provided that such cash Security Deposit or Letter of Credit is transferred to the new landlord or lender, Tenant shall look solely to the new landlord or lender for the return of such cash Security Deposit or Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the cash Security Deposit or Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

Provided that Tenant (i) has not been in default of any of its monetary or material non-monetary obligations under this Lease in the twelve (12) months prior to the applicable Reduction Date, as hereafter

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defined, and (ii) has not been in default under this Lease beyond applicable notice and cure periods at any time during the Term (collectively, “Reduction Conditions”), the Letter of Credit may be reduced as set forth below on the Reduction Date. As used herein, “Reduction Date” shall be the first day of the month following the end of the first full calendar year in the Term in which Tenant’s total annual revenue from Tenant’s sales equals or exceeds One Hundred Fifty Million and 00/100 Dollars ($150,000,00.00) for such calendar year, as evidenced by Tenant’s written financial statements prepared in accordance with GAAP, as certified by Tenant’s chief financial officer and held in confidence by Landlord in the same manner as provided for financial statements in Section 26(q). Provided that die Reduction Conditions are met on the Reduction Date, die Letter of Credit shall be reduced by $193,382.00 effective as of the Reduction Date, thereby leaving a remaining balance of $580,146.00 (the “Reduced Amount”). Tenant shall request such reduction in a written notice to Landlord within sixty (60) days after die applicable Reduction Date, and if the Reduction Conditions have been met, Landlord shall so notify Tenant, whereupon Tenant shall provide Landlord with a Substitute Letter of Credit in the Reduced Amount (in which event Landlord shall forthwith return the previously held Letter of Credit), or an amendment to the Letter of Credit reducing it to the Reduced Amount.

7.             Services; Utilities; Common Areas.

(a)           Services. Landlord covenants during the Term: (i) to furnish through Landlord’s employees or independent contractors, the Building services listed in Exhibit K, the costs for which shall be included in Operating Costs; and (ii) to furnish through Landlord’s employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant. If Tenant desires HVAC service at a time other than Normal Business Hours, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the Business Day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Notwithstanding die foregoing, as an energy conservation measure, Landlord will not run heating and air conditioning equipment serving the Premises on Saturdays unless requested by Tenant (provided that Tenant shall not be charged for such Saturday service unless it is outside of Normal Business Hours). The costs incurred by Landlord in providing HVAC service to Tenant at a time other than Normal Business Hours, shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service (collectively, the “Overtime HVAC Charge”). The current hourly Overtime HVAC Charge, which hourly rate is subject to change from time-to-time, is $75.00 per hour per air handler utilized for the Premises.

(b)           Excess Utility Use. Landlord shall not be required to furnish electrical current for equipment whose electrical energy consumption exceeds normal office usage. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Exhibit K, Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers and electrical panels serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers and electrical panels to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises,

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cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord’s obligation to furnish services under Exhibit K shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may, upon not less than thirty (30) days’ prior written notice to Tenant, discontinue any such service to the Premises, provided Landlord first arranges for a direct connection thereof through die supplier of such service. Tenant shall, however, be responsible for contracting with the supplier of such service and for paying all deposits for, and costs relating to, such service.

Landlord shall have the right to install on-site power (i.e., solar or small wind) at the Building or Project provided that no such installation shall unreasonably interfere with Tenant’s operations or machinery. Tenant agrees to cooperate with Landlord in connection with the installation and on-going operation of such on-site power. Tenant shall have no right to any renewable energy credits resulting from on-site renewable energy generation, even if Tenant uses such energy. Landlord may retain or assign such renewable energy credits in Landlord’s sole discretion.

(i)            Consumption Data. Tenant shall within ten (10) days of request by Landlord provide consumption data in form reasonably required by Landlord: (i) for any utility billed directly to Tenant and any subtenant or licensee; and (ii) for any submetered or separately metered utility supplied to the Premises for which Landlord is not responsible for reading. If Tenant utilizes separate services from those of Landlord, Tenant hereby consents to Landlord obtaining the information directly from such service providers and, upon ten (10) days prior written request, Tenant shall execute and deliver to Landlord and the service providers such written releases as the service providers may request evidencing Tenant’s consent to deliver the data to Landlord. Any information provided hereunder shall be held confidential except for its limited use to evidence compliance with any sustainability standards.

(ii)           Data Center. Tenant may not operate a Data Center within the Premises without the express written consent of Landlord. The term “Data Center” shall have the meaning set forth in the U.S. Environmental Protection Agency’s ENERGY STAR® program and is a space specifically designed and equipped to meet the needs of high-density computing equipment, such as server racks, used for data storage and processing. The space will have dedicated, uninterruptible power supplies and cooling systems. Data Center functions may include traditional enterprise services, on-demand enterprise services, high-performance computing, internet facilities and/or hosting facilities. A Data Center does not include space within the Premises utilized as a “server closet” or for a computer training area. In conjunction with the completion and operation of the Data Center approved by Landlord, Tenant shall furnish the following information to Landlord:

(1)           Within ten (10) days of completion, Tenant shall report to Landlord the total gross floor area (in square feet) of the Data Center measured between the principal exterior surfaces of the enclosing fixed walls and including all supporting functions dedicated for use in the Data Center, such as any raised-floor computing space, server rack aisles, storage silos, control console areas, battery rooms, mechanical rooms for cooling equipment, administrative office areas, elevator shafts, stairways, break rooms and restrooms. If Tenant alters or modifies the area of the Data Center approved by Landlord in its sole discretion, Tenant shall furnish an updated report to Landlord on the square footage within ten (10) days following completion of the alterations or modifications.

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(2)           Within ten (10) days following the close of each month of operation of the Data Center, monthly IT Energy Readings at the output of the Uninterruptible Power Supply (UPS), measured in total kWh utilized for die preceding month (as opposed to instantaneous power readings), failing which in addition to same being an Event of Default, Tenant shall be obligated to pay to Landlord the Late Reporting Fee.

(c)           Common Areas. The term “Common Area” is defined for all purposes of this Lease as that part of the Project intended for the common use of all tenants, including among other facilities, the ground floor lobby, elevator lobbies and hallways on multi-tenant floors, parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, the parking garage (if any), and specifically including the third floor exterior roof deck and the like, but excluding: (i) space in the Building designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; and (iii) areas leased to a single-purpose user where access is restricted. In addition, although the roof(s) of the Building is not literally part of the Common Area, it will be deemed to be so included for purposes of: (x) Landlord’s ability to prescribe rules and regulations regarding same; and (y) its inclusion for purposes of Operating Costs reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Building provided that any such change shall not materially and adversely impact Tenant’s access to the Premises. For example, and without limiting the generality of the immediately preceding sentence, Landlord may from time to time substitute for any parking area other areas reasonably accessible to the tenants of the Building, which areas may be elevated, surface or underground. Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area (excluding roof(s)) as constituted from time to time, such use to be in common with Landlord and other tenants in the Building and other persons permitted by the Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

(i)            Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.

(ii)           Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights.

(iii)          With regard to the roof(s) of the building(s) in the Project, use of the roof(s) is reserved to Landlord, or with regard to any tenant demonstrating to Landlord’s satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.

(d)           Recycling and Waste Management. Tenant covenants and agrees, at its sole cost and expense: (i) to comply with all present and future laws, orders and regulations of the Federal, State, county, municipal or other governing authorities, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (ii) to comply with Landlord’s recycling policy as part of Landlord’s Sustainability Initiative (defined below) where it may be more stringent than applicable Law; (iii) to sort and separate its trash and recycling into such categories as are provided by Law or Landlord’s Sustainability Initiative; (iv) that each separately sorted category of trash and recycling shall be placed in

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separate receptacles as provided and directed by Landlord; (v) that Landlord reserves the right to refuse to collect or accept from Tenant any waste that is not separated and sorted as required by Law, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord; and (vi) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section. Tenant shall use reasonable efforts to provide Landlord as reasonably requested and no less than annually with copy of waste manifests for all waste that leaves the Building that is within Tenant’s direct control, including but not limited to off-site paper shredding and electronic waste.

(e)           Sustainability Initiative. Tenant acknowledges that Landlord may elect, in Landlord’s sole discretion, to implement energy efficient and environmentally sustainable practices (collectively, the “Sustainability Initiative”) and, in furtherance of same may pursue an environmental sustainability monitoring and certification program such as Energy Star, Green Globes-CIEB, LEED, or similar programs (“Green Certification”). Tenant acknowledges that in order to further its Sustainability Initiative or pursue Green Certification, Landlord may be required to provide information, including a copy of this Lease (redacted if necessary to remove confidential information) and historical and current data regarding energy use, materials, procedures and systems operation within the Project, Building and/or Premises to the Green Building Certification Institute (“GBCI”) or to another certification body or agency, in order to demonstrate compliance with various program requirements. Tenant agrees that throughout the Term of this Lease: (i) Landlord may furnish a copy of this Lease (redacted as necessary) and other information provided from Tenant to Landlord as reasonably necessary to comply with Green Certification requirements; and (ii) Tenant shall use reasonable efforts to cooperate with Landlord and comply with the sustainability standards, so long as such cooperation does not involve a material expense to Tenant. Before closing and leaving the Premises at any time, Tenant shall use reasonable efforts to turn off all lights, electrical appliances and mechanical equipment that are not otherwise required to remain on. The use of space heaters is prohibited.

8.             Alterations; Repairs; Maintenance; Signs.

(a)           Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord. Notwithstanding the foregoing, if Tenant desires to install any items that require drilling, cutting or otherwise making holes in the Premises, Landlord’s prior written consent shall be required, which consent shall not be unreasonably withheld or delayed with respect to de minimis drilling, cutting or holes. Tenant shall furnish complete plans and specifications to Landlord for its approval at the time Tenant requests Landlord’s consent to any Alterations if the desired Alterations: (i) may affect the Building’s Systems or Building’s Structure; (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; (iii) will cost in excess of Fifty Thousand Dollars ($50,000.00); or (iv) will require a building permit or similar governmental approval to undertake. Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord a copy of any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord within ten (10) days after the rendition of a bill for all of Landlord’s reasonable actual out-of-pocket costs incurred in connection with any Alterations, including all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and for the monitoring of construction of the Alterations not to exceed two thousand ($2,000.00) dollars in any case. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by a contractor approved in writing by Landlord. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may require. Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being

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required to make any alterations and/or improvements to other portions of the Project, as applicable, in order to comply with any applicable Laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, unless Landlord requires the removal of such Alterations; provided, however, that Landlord shall have the right to require Tenant to remove any Alterations, at Tenant’s sole cost and expense, in accordance with the provisions of this Section 8, which removal requirement shall be specified by Landlord when Landlord consents to Tenant’s requested Alterations, but only if Tenant’s request for Landlord’s consent contains the following legend in bold 14 point font in all capitalized letters at the top of any such request for consent: “IF LANDLORD REQUIRES REMOVAL OF ANY OF THE PROPOSED ALTERATIONS DESCRIBED IN THIS REQUEST FOR CONSENT, THEN LANDLORD SHALL NOTIFY TENANT IN WRITING OF ANY SUCH REMOVAL REQUIREMENT AT THE TIME OF LANDLORD’S CONSENT. IF LANDLORD DOES NOT SO NOTIFY TENANT OF ANY REMOVAL REQUIREMENT, THEN LANDLORD SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO REQUIRE REMOVAL OF ANY OF THE PROPOSED ALTERATIONS.” Landlord shall also have the right to require Tenant to remove any Alterations that Tenant makes to the Premises without Landlord’s consent by notice given to Tenant prior to the expiration of the Term or upon the earlier termination of this Lease. If Landlord requires the removal of such Alterations, Tenant shall at its sole cost and expense, forthwith and with all due diligence (but in any event not later than ten (10) days after the expiration or earlier termination of the Lease) remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed (including without limitation stairs, bank vaults, and cabling, if applicable) and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all Laws, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project. Tenant agrees to indemnify, defend and hold Landlord harmless against any loss, liability or damage resulting from such work. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles installed in the Building by Tenant or its contractor shall be (A) plenum rated and/or have a composition makeup suited for its environmental use in accordance with NFPA 70/National Electrical Code; (B) labeled every 3 meters with the Tenant’s name and origination and destination points; (C) installed in accordance with all EIAITIA standards and the National Electric Code; and (D) installed and routed in accordance with a routing plan showing “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing (if applicable), and such other information as Landlord may request. The routing plan shall be available to Landlord and its agents at the Building upon request.

(b)           Repairs; Maintenance.

(i)            By Landlord. Landlord shall, subject to reimbursement as set forth in Exhibit C keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless

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such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant Party, Tenant shall pay the costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to five percent (5%) of the cost of the repairs. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises or in the Project pursuant to Landlord’s rights and obligations under the Lease. Notwithstanding the foregoing, if (i) any Essential Services (as said term is hereinafter defined) are unavailable solely as a result of the negligence or willful misconduct of the Landlord (any such unavailability of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than five (5) consecutive Business Days after notice from Tenant and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially adversely affected, then all Base Rent and Additional Rent due hereunder with respect to the materially adversely affected portion of the Premises shall be abated for the period beginning immediately following the expiration of such five (5) business day period and shall continue until the applicable Essential Service is restored to a level that the material, adverse effect is eliminated. For purposes hereof the term “Essential Services” shall mean the following services: electricity, water and sewer.

(ii)           By Tenant. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs within the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in good condition and repair, ordinary wear and tear excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building or Project; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations performed by contractors retained by or on behalf of Tenant, including related HVAC balancing; and (9) all of Tenant’s furnishings, trade fixtures, equipment and inventory. Landlord reserves die right to perform any of the foregoing maintenance or repair obligations or require that such obligations be performed by a contractor approved by Landlord, all at Tenant’s expense. All work shall be performed in accordance with the rules and procedures described in Section 8(a). If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required if there is an emergency, or if the area to be repaired is visible from the exterior of the Building), Landlord may, in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost of the repairs. At the expiration of this Lease, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord. If Landlord elects to store any personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, same shall be stored at the sole risk of Tenant. Except to die extent of Landlord’s negligence or matters for which the Landlord is strictly liable at law, Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from die act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant. It is generally understood that mold spores may be present and that mold can grow in moist locations. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices.  Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets,

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bathrooms, break rooms and around outside walls) for mold prevention. In signing this Lease, Tenant has first inspected the Premises and certifies that it has not observed mold, mildew or moisture visible within die Premises. Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Tenant shall adopt and implement the moisture and mold control guidelines set forth on Exhibit L attached hereto.

(c)           Performance of Work. All work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, but in no event less than: (i) Commercial General Liability insurance on an occurrence basis in amounts not less than $5,000,000 naming Landlord, Landlord’s property management company and Invesco Advisers, Inc. (“Invesco”) as additional insureds; (ii) workers’ compensation insurance in amounts required by statute; and (iii) Business Automobile Liability insurance on an occurrence basis in amounts not less than $1,000,000. Tenant shall provide Landlord with insurance certificates for such contractors and subcontractors prior to commencement of any work. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord and no such work will be permitted if it would void or reduce the warranty on the roof.

All maintenance (including without limitation janitorial services and pest control services) and repairs made by Tenant must comply with Landlord’s Sustainability Initiative, including any third-party rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time.

Notwithstanding local ordinances and building codes, any and all improvements, alterations or additions performed by Tenant will be performed in accordance with Landlord’s “Contractor Rules and Regulations” attached hereto as Exhibit E-1 and the Energy and Sustainability Construction Guidelines & Requirements attached hereto as Exhibit E-2. If Landlord reasonably determines that Tenant’s maintenance or repair will affect the Building’s designation, Tenant further agrees to engage a qualified third party LEED or Green Globe Accredited Professional or similarly qualified professional during the design phase through implementation of improvements, alterations or additions performed by Tenant to review all plans, material procurement, demolition, construction and waste management procedures to ensure they are in full conformance to Landlord’s Sustainability Initiative.

(d)           Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien otherwise to be released of record; or (2)

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diligently contest such lien and deliver to Landlord a statutory bond or any other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may post a bond against such lien or cause the bond to otherwise be released of record, and any amounts paid for such bond or release, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, to the extent permitted by law, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its property manager, Invesco, any subsidiary or affiliate of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Indemnitees”) from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. The foregoing indemnity shall survive termination or expiration of this Lease.

(e)                                  Signs. Tenant shall not place or permit to be placed any signs upon: (i) die roof of the Building; or (ii) the Common Areas; or (iii) any area visible from the exterior of the Premises without Landlord’s prior written approval, which approval shall be granted or withheld by Landlord in its sole discretion. If approved by Landlord, any proposed sign shall only be placed in those locations as may be designated by Landlord, and shall comply with the sign criteria promulgated by Landlord from time to time. At Landlord’s expense, Landlord shall provide to Tenant a listing on the main Building lobby directory and on any directory located in the elevator common areas on each floor that the Premises are located. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Premises, which in Landlord’s reasonable opinion, is of such a nature as to not be in keeping with the standards of the Building, and if Tenant fails to do so, Landlord may without liability remove the same at Tenant’s expense. Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Project. The Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached. If Tenant fails to do so, Landlord may have the sign removed and the cost of removal plus fifteen percent (15%) as an administrative fee shall be payable by Tenant within ten (10) days of invoice.

9.                                      Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. Subject to Landlord’s after hours security procedures, repair situations, and subject to events beyond Landlord’s reasonable control, Tenant shall have the right to access the Premises on a 24-hour, 7-day a week basis. Tenant, at its sole cost and expense, shall obtain and keep in effect during the Term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law. The population density within the Premises as a whole shall at no

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time exceed one (1) person for each one hundred twenty-five (125) rentable square feet in the Premises. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant: (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural bathers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises; and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas (subject to reimbursement as set forth in Exhibit C), other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions made by Tenant (which risk and responsibility shall be borne by Tenant). Tenant shall not use any substantial portion of the Premises for a “call center”, any other telemarketing use, or any credit processing use. In addition, the Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness, or loudness; which is associated with indecent or pornographic matters; or which involves political or moral issues (such as abortion issues). Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, or any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease and Landlord’s acceptance of such amount shall not waive any of Landlord’s other rights. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

Tenant shall use reasonable efforts not to use or operate the Premises in any manner that will cause the Building or any part thereof not to conform with Landlord’s Sustainability Initiative or certification of the Building in accordance with Green Certification, as may be reasonably determined by Landlord, so long as such efforts do not involve a material expense to Tenant.

Tenant agrees to use reasonable efforts to comply with and cooperate with Landlord’s efforts to comply with energy efficiency, green building and/or carbon reduction laws, including without limitation occupant, water, energy and transportation surveys within die city, county, state or any other jurisdiction, so long as such efforts do not involve a material expense to Tenant.

10.                               Assignment and Subletting.

(a)                                 Transfers. Except as provided herein, Tenant shall not, without the prior written consent of Landlord: (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (3) sublet any portion of the Premises; (4) grant any license, concession, or other right of occupancy of any portion of the Premises; or (5) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a “Transfer”).

(b)                                 Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that Tenant is not then in default under the Lease and the proposed transferee: (1) is creditworthy; (2) has a good reputation in the business community; (3) will

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use the Premises for the Permitted Use (thus, excluding without limitation, uses for credit processing and telemarketing); (4) will not use the Premises or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises or Project; (5) is not a governmental entity, or subdivision or agency thereof; (6) is not another occupant of the Building; and (7) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building, or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Notwithstanding the foregoing, it shall be a reasonable basis for Landlord to withhold its consent if Tenant tenders for Landlord’s approval an assignment of this Lease or a sublease of the Premises or any part of the Premises to a proposed assignee/subtenant whose proposed use or operation in the Premises may or will cause the Building or any part thereof not to conform with the environmental and green building clauses in this Lease.

Notwithstanding the above, Tenant shall have the right to assign this Lease or sublet the Premises to an Affiliate (an “Affiliate Transfer”) or to a successor entity resulting from an acquisition, merger, spin off or consolidation without the need to obtain Landlord’s consent so long as (1) Tenant is not in default under this Lease; (2) Tenant’s successor shall own all or substantially all of the assets of Tenant; (3) any such assignee shall have a tangible net worth as of the date of such assignment at least equal to or greater than the tangible net worth of Tenant as of the date of this Lease; and (4) the Premises shall not be used for retail purposes.

(c)                                  Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises;, financial information; and general references sufficient to enable Landlord to determine that the proposed transferee does not have an adverse reputation. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer.

(d)                                 Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer (including an Transfer not requiring Landlord’s consent) shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. All rents paid to Tenant by an assignee or subtenant shall be received by Tenant in trust for Landlord and shall be forwarded to Landlord without offset or reduction of any kind. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment (provided that the foregoing shall not waive any approval right that Landlord may have with respect to such improvements pursuant to another provision of this Lease).

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(e)                                  Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attom to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such adornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f)                                   Cancellation. Except in connection with an Affiliate Transfer, in the event Tenant requests Landlord’s consent to an assignment of this Lease or a sublease of the Premises, Landlord may, within thirty (30) days after submission of Tenant’s written request for Landlord’s consent, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective; provided, however, that Tenant may sublet one-time during the Term up to one entire wing (i.e., either an East floor wing or a West floor wing) on one floor of the Premises (including in the term “Premises” for these purposes any additional space that Tenant may lease pursuant to its rights under Exhibit J) without triggering such cancellation right by Landlord. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises, Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer, and Rent shall be reduced proportionately based on the remaining square footage in the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding the foregoing, if Landlord provides written notification to Tenant of its election to cancel this Lease as to any portion of the Premises as provided above, Tenant may rescind its proposed assignment or subletting of all or any portion of the Premises by notifying Landlord in writing within five (5) Business Days following Landlord’s written cancellation notice.

(g)                                  Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, one-half (1/2) of the excess of all compensation received by Tenant for a Transfer over the Rent allocable to the portion of the Premises covered thereby, after first deducting from such excess Tenant’s reasonable and customary legal, brokerage and leasehold improvement costs incurred in connection with such Transfer, all of which costs shall be amortized ratably over the term of the Transfer.

11.                               Insurance; Waivers; Subrogation; Indemnity.

(a)                                 Tenant’s Insurance. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies:

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(i)                                     Commercial General Liability Insurance in amounts of no less than $5,000,000 per occurrence for bodily injury and property damage, $5,000,000 each person or organization for personal and advertising injury, $5,000,000 general aggregate, and $5,000,000 products and completed operations aggregate covering: (A) premises/operations liability, (B) products/completed operations liability, (C) personal and advertising injury liability, (D) independent contractors liability, and (E) broad form contractual liability. Such policy shall: (1) be primary and non-contributory to any insurance or self insurance maintained by Tenant, Landlord, Landlord’s property management company and Invesco with respect to the use and occupancy of the Premises including all operations conducted thereon; (2) include severability of interests or cross liability provisions; (3) be endorsed to add Landlord, Landlord’s property management company, and Invesco as additional insureds using Insurance Services Office (“ISO”) form CG 20 26 11 85 or a substitute equivalent form approved in writing by Landlord; (4) include terrorism coverage up to the full per occurrence and aggregate limits available under the policy; and (5) insure other activities that the Landlord deems necessary, such as insurance for liquor liability. Limits can be satisfied through the maintenance of a combination of primary and umbrella policies. Tenant may maintain such insurance on a multi-location basis provided that the aggregate limits or sublimits on each policy are dedicated to the Premises and thereby not subject to dilution by claims occurring at other locations.

(ii)                                  Intentionally Omitted.

(iii)                               Commercial Property Insurance covering at full replacement cost value the following property in the Premises: (A) inventory; (B) FF&E (unattached furniture, fixtures, and equipment); (C) alterations, improvements and betterments made by the Tenant including but not necessarily limited to all permanently attached fixtures and equipment; and (D) any other property in which the Tenant retains the risk of loss including electronic data processing equipment, employee personal property or other property owned or leased by Tenant. Such property insurance shall include: (1) coverage against such perils as are commonly included in the special causes of loss form, with no exclusions for wind and hail, vandalism and malicious mischief, and endorsed to add the perils of terrorism; (2) business income coverage providing for the full recovery of loss of rents and continuing expenses on an actual loss sustained basis for a period of not less than twelve (12) months; (3) an “agreed amount” endorsement waiving any coinsurance requirements; and (4) a loss payable endorsement providing that Tenant, Landlord, and Landlord’s Mortgagee (as hereinafter defined) shall be a loss payee on the policy with regard to the loss of rents coverage. “Full replacement value,” as used herein, means the cost of repairing, replacing, or reinstating, including demolishing, any item of property, with materials of like kind and quality in compliance with, (and without, an exclusion pertaining to application of), any law or building ordinance regulating repair or construction at the time of loss and without deduction for physical, accounting, or any other depreciation, in an amount sufficient to meet the requirements of any applicable co-insurance clause and to prevent Tenant from being a co-insurer.

(iv)                              Builders’ Risk Insurance on an “all risk” form that does not exclude the perils of flood, earthquake, and terrorism covering on a completed value basis all work incorporated in the Building and all materials and equipment in or about the Premises in connection with construction activities where Tenant notifies Landlord of its intent to undertake a substantial rebuild of the existing structure and Landlord determines that such coverage is necessary. Limits and terms to coverage are to be determined by Landlord upon notification by Tenant.

(v)                                 Workers Compensation Insurance covering statutory benefits in the state where the Premises is located. This policy shall include “other states” insurance, so as to include all states not named on the declarations page of the insurance policy, except for the monopolistic states. Tenant is required to carry this insurance regardless of eligibility for waiver or exemption of coverage under any applicable state statute. Such insurance shall include an employers liability coverage part with limits that

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shall be not less than $1,000,000 each accident for bodily injury by accident and $1,000,000 each employee and policy limit for bodily injury by disease.

(vi)                              Such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time, so long as such requirements are commercially reasonable and aligned with the industry standard.

Tenant’s commercial general liability insurance, automobile liability insurance and, all other insurance policies, where such policies permit coverage for Landlord as an additional insured, shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, and where applicable with an additional insured endorsement in form CG 20 26 11 85 (or another equivalent form approved in writing by Landlord), and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation, non-renewal or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies licensed to do business in the state where the Premises is located, rated by AM Best as having a financial strength rating of “A-” or better and a financial size category of “DC” or greater, or otherwise reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of such cost. It is expressly understood and agreed that the foregoing minimum limits of liability and coverages required of Tenant’s insurance shall not reduce or limit the obligation of the Tenant to indemnify the Landlord as provided in this Lease. All policies required herein shall use occurrence based forms. Any and all of the premiums, deductibles and self-insured retentions associated with the policies providing the insurance coverage required herein shall be assumed by, for the account of, and at the sole risk of Tenant. Deductibles or self-insured retentions may not exceed $10,000 without the prior written approval of Landlord.

(b)                                 Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (I) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant, it being agreed that Landlord shall have no obligation to provide insurance for such property), less a commercially-reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $3,000,000 per occurrence for bodily injury and property damage, $3,000,000 each person or organization for personal and advertising injury, $3,000,000 general aggregate, and $3,000,000 products and completed operations aggregate. Limits can be satisfied through the maintenance of a combination of primary and umbrella policies. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project or Complex, as applicable, as set forth on Exhibit C. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

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(c)                                  Waiver of Subrogation. Notwithstanding anything to the contrary herein, to the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant shall each agree to waive any right to recover against the other party (and the other party’s agents, officers, directors and employees) on account of any and all claims it may have against the other party (and the other party’s agents, officers, directors and employees) with respect to the insurance actually maintained, or required to be maintained hereunder, under subparagraphs 11(a)(i) through (vi), inclusive, and to the extent proceeds are realized from such insurance coverage that are applied to such claims. Each policy described in this Lease shall contain a waiver of subrogation endorsement that provides that the waiver of any right to recovery shall not invalidate the policy in any way.

(d)                                 Indemnity. Subject to Section 11(c), Tenant shall indemnify, defend and hold harmless Landlord and the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys’ fees) and all losses and damages arising from: (1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) arising from any occurrence on the Premises, the use of the Common Areas by any Tenant Party, or arising out of the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment, except to the extent caused by Landlord’s negligence or willful misconduct; or (2) Tenant’s failure to perform its obligations under this Lease. The indemnities set forth in this Section 11(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel satisfactory to Landlord in its sole discretion.

12.                               Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a)                                 Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). With respect to any future Mortgage, any Landlord’s Mortgagee may elect at any time, unilaterally, to make its Mortgage, Primary Lease, or other interest in the Premises superior to this Lease by so notifying Tenant in writing and providing to Tenant a subordination, non-disturbance and attornment agreement substantially in the customary form of Landlord’s Mortgagee (the “SNDA”). In confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord), within ten (10) days after written request therefor, the SNDA. Landlord hereby represents and warrants that, as of the Lease Date, there are no Mortgages or Primary Leases encumbering the Building.

(b)                                 Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c)                                  Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

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(d)                                 Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one (1) month in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee; and (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13.                               Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit F. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14.                               Condemnation.

(a)                                 Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b)                                 Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than ninety (90) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c)                                  Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d)                                 Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s leasehold and personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

15.                               Fire or Other Casualty.

(a)                                 Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days

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after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b)                                 Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within two hundred forty (240) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(c)                                  Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to die Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(d)                                 Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair die Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace any Alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

(e)                                  Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of die Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

16.                               Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or the Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.

17.                               Events of Default. Each of the following occurrences shall be an “Event of Default”:

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(a)                                 Payment Default. Tenant’s failure to pay Rent when due and the continuance of such failure for a period of at least five (5) calendar days after Landlord has delivered to Tenant written notice of such failure;

(b)                                 Abandonment. Tenant abandons the Premises in its entirety (it being understood that Tenant vacating the Premises shall not be a default so long as Tenant continues to perform all of its obligations under this Lease in accordance with the terms and conditions of this Lease);

(c)                                  Estoppel/Financial Statements/Commencement Date Letter. Tenant fails to provide: (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(e); (ii) any financial statement after Landlord’s written request therefor pursuant to Section 26(q); or (iii) the Confirmation of Commencement Date in the form of Exhibit G as required by Section 3, and such failure shall continue for ten (10) calendar days after Landlord’s second (2nd) written notice thereof to Tenant;

(d)                                 Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a);

(e)                                  Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or die Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);

(f)                                   Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof; and

(g)                                  Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) calendar days after the filing thereof.

18.                               Remedies.

Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a)                                 Termination of Lease. Terminate this Lease by giving Tenant written notice thereof or by making entry thereon for the purposes of terminating this Lease, and upon the delivery of such notice or the making of such entry this Lease shall terminate, in which event Tenant shall pay to Landlord the sum of: (1) all Rent accrued hereunder through the date of termination; (2) all amounts due under Section 19(a); and (3) (I) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the Prime Rate (“Prime Rate” shall be the per annum interest rate publicly announced by a federally insured bank selected by Landlord in the state in which the Premises is located as such bank’s prime or base rate) minus one percent (1%), minus (B) the then present fair rental value of the Premises for such period, similarly discounted or (II) alternatively, the amounts described in clause (3) of the first sentence under Section 18(b).

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(b)                                 Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord: (I) all Rent and other amounts accrued hereunder to the date of termination of possession; (2) all amounts due from time to time under Section 19(a); and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby.

In the event that Landlord proceeds under either Section 18(a) or Section 18(b), Landlord shall use commercially reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to expend funds in connection with reletting the Premises, nor to relet the Premises before leasing other portions of the Building, and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term.

Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a); or

(c)                                  Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate.

19.                               Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a)                                 Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; (4) reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

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(b)                                 No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c)                                  Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

(d)                                 No Designation. If Tenant is in arrears in payment of Rent, Tenant waives its right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which any such payments shall be credited.

(e)                                  No Counterclaim. Tenant shall not interpose any counterclaim (other than a compulsory counterclaim) in any summary proceeding commenced by Landlord to recover possession of the Premises and shall not seek to consolidate such proceeding with any action which may have been or will be brought by Tenant or any other person or entity.

20.                               Landlord Default. Tenant shall give notice of Landlord’s failure to perform any of its obligations under this Lease to Landlord and to any Landlord’s Mortgagee whose name and address has been given to Tenant. Landlord shall not be in default under this Lease unless Landlord fails to cure such non-performance within thirty (30) calendar days after receipt of Tenant’s notice; provided, however, if such non-performance requires more than thirty (30) calendar days to cure, then Landlord shall not be in default if Landlord commences such cure promptly within said thirty (30) calendar day period and thereafter diligently prosecutes such cure to completion.

21.                               Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials (as defined in Section 25(i) below) placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord’s option, Tenant shall (not later than ten (10) days after the expiration or earlier termination of the Lease) remove such alterations, additions (including stairs and bank vaults), improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure

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or other exercise of Landlord’s rights in respect of the security interest granted under Section 20. The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

22.                               Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Notwithstanding the foregoing, if Tenant holds over with Landlord’s express written consent, then Tenant shall be a month-to-month tenant and Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the Term.

23.                               Certain Rights Reserved by Landlord. Landlord shall have the following rights:

(a)                                 Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b)                                 Security. To take such reasonable security measures as Landlord deems advisable (provided, however, that any such security measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that such security matters are the responsibility of Tenant); including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Normal Business Hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time;

(c)                                  Repairs and Maintenance. To enter the Premises at all reasonable hours to perform Landlord’s repair and maintenance obligations and rights under the Lease;

(d)                                 Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

(e)                                  Prospective Tenants. At any time during the last nine (9) months of the Term or at any time during the pendency of an Event of Default, Landlord, upon twenty-four (24) hours notice to Tenant, shall be permitted to enter the Premises at reasonable hours to show the Premises to prospective tenants, so long as such showings shall not occur more than one (1) time per week and provided that all prospective tenants shall be accompanied by a representative of Landlord.

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24.                               Intentionally Omitted

25.                               Hazardous Materials.

(a)                                 During the term of this Lease, Tenant shall comply with all Environmental Laws (as defined in Section 25(i) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.

(b)                                 Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 25(i) hereof) on the Premises, or the Project, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Project except for limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and in compliance with all applicable Environmental Laws and in compliance with Landlord’s Sustainability Initiative and applicable Green Certification, and in compliance with the rules and regulations of the Building.

(c)                                  At any time and from time to time during the term of this Lease, Landlord may perform, at Tenant’s sole cost and expense, an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment; and the cost of such assessment shall be immediately due and payable within thirty (30) days of receipt of an invoice therefor.

(d)                                 Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 25(i) below) against Tenant relating to the Premises or the Project; (2) any condition or occurrence on the Premises or the Project that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Project. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

(e)                                  Tenant will not change or permit to be changed the present use of the Premises.

(f)                                   Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials

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on the Project which is caused or permitted by Tenant or a Tenant Party and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”). The provisions of this Section 25 shall survive the expiration or sooner termination of this Lease.

(g)                                  To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.

(h)                                 All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

(i)                                     (x)”Hazardous Materials” means: (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (y) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, Massachusetts Oil and Hazardous Material Release, Prevention and Response Act, M.G.L. 21E, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; and (z) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

26.                               Miscellaneous.

(a)                                 Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b)                                 Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of

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the Premises and/or other areas of the Building or the Project shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, to the extent allowed by Law, Tenant hereby waives any statutory lien it may have against Landlord or its assets, including without limitation, the Building.

(c)                                  Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d)                                 Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than as set forth in the Basic Lease Information. Tenant shall indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

(e)                                  Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit H.

(f)                                   Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be: 1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during Normal Business Hours followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g)                                  Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h)                                 Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as

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otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i)                                     Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j)                                    No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k)                                 No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l)                                     Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m)                             Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n)                                 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o)                                 Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term. Notwithstanding the above provisions of this clause (o), upon request by Tenant, Landlord shall execute a MA statutory form of Notice of Lease, which Landlord agrees Tenant may record with the Middlesex South District Registry of Deeds.

(p)                                 Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

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(q)                                 Financial Reports. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. Tenant, however, shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building, provided that said parties execute a confidentiality agreement prior to any disclosure; (2) to Landlord’s advisors and consultants, provided that said parties execute a confidentiality agreement prior to any disclosure; (3) in litigation between Landlord and Tenant; and (4) if required by court order. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Upon Landlord’s request, Tenant will discuss its financial statements with Landlord. Landlord’s covenant not to disclose any aspects of Tenant’s financial statement is of material significance in the making of this Lease, and Tenant is specifically relying on Landlord’s agreement not to disclose such financial statements during the Term hereof.

(r)                                    Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s)                                   Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(t)                                    Representations and Warranties.

(i)                                     Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

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(ii)                                  Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (A) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (C) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (D) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (E) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf, or at any replacement website or other replacement official publication of such list; or (F) a person or entity who is affiliated with a person or entity listed in items (A) through (E), above.

(iii)                               At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 26(t).

(u)                                 Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

(v)                                 Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.

(w)                               Adjacent Excavation. If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall afford the person causing (or authorized to cause) such excavation access to the Premises for the purpose of doing such work as said person shall deem necessary to preserve or protect the Building or any portion thereof from injury or damage and to support the same by proper foundation, in all events without any claim for damages or indemnity against Landlord or diminution or abatement of Rent.

(x)                                 No Reliance. Each of the parties to this Lease has executed this Lease relying solely on its own judgment with the benefit of the advice of its own attorneys and/or brokers (or having decided to proceed without benefit of its own attorneys and/or brokers), and each party hereby disclaims reliance upon any statement or representation of the other party or any agent of such other party unless such statement or representation is expressly set forth in this Lease.

(y)                                 List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A -                                      Outline of Premises

Exhibit B -                                      Description of the Land

Exhibit C -                                      Additional Rent, Taxes and Insurance

Exhibit D -                                      Shell Condition Work

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Exhibit E -                                       Tenant Improvements; Landlord’s Allowance; Additional Landlord Allowance

Exhibit E-1                                   Contractor Rules and Regulations

Exhibit E-2                                   Energy & Sustainability Construction Guidelines and Requirements

Exhibit F -                                        Building Rules and Regulations

Exhibit G -                                      Form of Confirmation of Commencement Date Letter

Exhibit H -                                     Form of Tenant Estoppel Certificate

Exhibit I -                                          Parking

Exhibit J -                                          Extension Option/Rights of First Offer

Exhibit K -                                      Landlord’s Services

Exhibit L -                                       Moisture and Mold Control Provisions

Exhibit M -                                   Approved List of Issuing Banks

27.                               Other Provisions. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND, AS NOTED IN SECTION 4 OF THIS LEASE, TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

[SIGNATURES ON FOLLOWING PAGE]

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This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:

55 CAMBRIDGE PARKWAY, LLC,
a Delaware limited liability company

	By:	Invesco ICRE Massachusetts REIT Holdings, LLC,
its sole member

		By:	/s/ Kevin Johnson
			Name:	Kevin Johnson
			Title:	Vice President

Execution Date: As of March 28, 2016

TENANT:

CARGURUS, INC.
a Delaware corporation

By:	/s/ E. Langley Steinert
Name:	E. Langley Steinert
Title:	CEO

Execution Date: As of March 11, 2016

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EXHIBIT A

OUTLINE OF PREMISES

Exhibit A is intended only to show the general outline of the Premises as of the beginning of the Term of this Lease. The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Premises.

EXIHIBIT A (Cont.)

A-2

EXHIBIT B

DESCRIPTION OF THE LAND

A parcel of land on the northwesterly side of Cambridge Parkway in Cambridge, Middlesex County, Massachusetts shown as Lot A on a plan entitled “Plan of Land of Trustees of Real Estate Investment Trust of America, Cambridge, Ma.,” dated October 13, 1982, prepared by Raymond C. Pressey, Inc. and recorded in Middlesex South District Registry of Deeds in Book 15241, Page 351, and bounded and described according to said plan as follows:

SOUTHEASTERLY	by Cambridge Parkway three hundred eighty-four and fifty hundredths (384.50) feet;

SOUTHWESTERLY	by the other land of Real Estate Investment Trust of America, one hundred seventy-five (175.00) feet;

NORTHWESTERLY	by Commercial Avenue, three hundred eighty-four and fifty hundredths (384.50) feet; and

NORTHEASTERLY

by land now or formerly of the City of Cambridge, as more particularly described in an order of taking recorded in Middlesex South District Registry of Deeds in Book 14159, Page 51, one hundred seventy-five (175.00) feet.

B-1

EXHIBIT C

ADDITIONAL RENT, TAXES, INSURANCE AND ELECTRICITY

1.             Additional Rent. Tenant shall pay to Landlord the amount (per each rentable square foot in the Premises) (“Additional Rent”) by which the annual Operating Costs (defined below) per rentable square foot in the Building for each year of the Term exceed the annual Operating Costs per rentable square foot in the Building for calendar year 2016 (the “Base Year”). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term after the Base Year, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of die calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year. Operating Costs for the Base Year, for the purpose of comparisons of the Base Year with subsequent years only, shall be calculated so as to not include market-wide labor-rate increases due to extraordinary circumstances, including boycotts and strikes; utility rate increases due to extraordinary circumstances, including conservation surcharges, boycotts, embargos or other shortages; or amortized costs relating to capital improvements.

2.             Operating Costs. The term “Operating Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with die ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees engaged in the management, operation, maintenance, repair or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (c) costs for improvements made to the Project which, although capital in nature, are (i) expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as (ii) capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, as well as (iii) capital improvements made to improve the health, safety and welfare of the Building and its occupants, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (d) cost of all utilities; (e) repairs, replacements, and general maintenance of the Project; (f) fair market rental and other costs with respect to the management office for the Building; (g) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project; (h) all costs of, energy audits and commissioning, of die Building for the purpose of improving energy efficiency; and (i) all costs of maintaining, managing, and reporting and applying for energy efficiency and green certifications.

Operating Costs shall not include costs for: (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation; (4) leasing commissions; (5) legal expenses for services, other than those that benefit the Project tenants, as applicable (e.g., tax disputes); (6) renovating or otherwise improving leased premises of the Project or vacant space in the Project, as applicable; (7) Taxes and Insurance which are paid separately pursuant to Sections 3 and 4 below; (8) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; and (9) capital improvements made to the Building, other than the capital improvements described in Section 2(c) of this Exhibit C.

3.             Taxes. Tenant shall also pay Tenant’s Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Taxes for the Base Year. For purposes of this Section 3 only, Base Year shall mean the period of July 1, 2016 through June 30, 2017. Except for the difference in the base year, Tenant shall also pay Tenant’s Proportionate Share of Taxes for each year and partial year falling within the Term. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement.

4.             Insurance. Tenant shall also pay Tenant’s Proportionate Share of any increases in Insurance for each year and partial year falling within the Term over the Insurance for the Base Year described in Section 1. Tenant shall pay Tenant’s Proportionate Share of Insurance in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Insurance” shall mean property, liability and other insurance coverages carried by Landlord, including without limitation deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates.

5.             Operating Costs and Tax and Insurance Statement. By May 1 of each calendar year, or as soon thereafter as reasonably practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 6 of this Exhibit, and of the Taxes and Insurance for the previous year (the “Operating Costs, Tax and Insurance Statement”). If Tenant’s estimated payments of Operating Costs or Taxes or Insurance under this Exhibit C for the year covered by the Operating Costs, Tax and Insurance Statement exceed Tenant’s share of such items as indicated in the Operating Costs, Tax and Insurance Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs, Taxes or Insurance under this Exhibit C for such year are less than Tenant’s share of such items as indicated in the Operating Costs, Tax and Insurance Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises. Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions of this Lease for determining charges, amounts and additional rent payable by Tenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges.

6.             Gross-Up. With respect to any calendar year or partial calendar year (including the Base Year) in which the Building is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.

7.             Electricity. Tenant shall also make the electricity payments to Landlord in the manner described in Exhibit K of this Lease.

EXHIBIT D

SHELL CONDITION WORK

DEMOLITION SCOPE | 55 CAMBRIDGE PARKWAY

ARCHITECTURAL

Remove and discard:

•                                          Partitions and other non-structural buildouts, including false columns, UON, all doors and hardware Tenant reserves the right to identify some or all of the doors for salvage and reuse. LL shall remove and store identified doors on site

•                                          Existing communicating stair - Tenant intends to reuse communicating stair. Landlord is to remove all stair finishes, railings, tread and riser finishes. Steel structure and gyp board below stair to remain.

•                                          All hung ceilings, including acoustic and GWB soffits

•                                          All millwork, including pantry

•                                          All finish flooring materials and substrates; take down to concrete slab (including restroom tile); remove all remaining adhesives. Existing concrete slab is to be structurally sound. Slab surface is to be delivered as is.

•                                          All wall base, including at perimeter

•                                          All toilet room steel partitions and accessories

•                                          All loose furnishings and office system furniture

Retain in place:

•                                          Perimeter GWB laminations

•                                          Restroom GWB partitions and entrance doors

•                                          Restroom plumbing (new fixtures will be installed at existing plumbing locations)

•                                          All column enclosures, enclosing building structural steel columns, shall remain

MECHANICAL, ELECTRICAL, PLUMBING, FIRE PROTECTION

Remove and discard:

•                                          All ductwork and associated diffusers/registers and controls and VAV’s. Existing HVAC duct trunk line is to remain for reuse by the tenant. LL is to remove all insulation from remaining trunk line. Tenant’s Engineer is to provide a sketch identifying the components to remain in place.

•                                          All light fixtures

•                                          All conduit, BX/Greenfield, and associated wiring with the exception of the perimeter

•                                          All low voltage cabling and devices, including security wiring

•                                          Pantry plumbing; remove back to riser

•                                          All restroom plumbing fixtures and fittings

•                                          All existing floor power boxes and stub ups (cores to be filled by Landlord)

Retain in place:

•                                          Existing electrical panels

•                                          Sprinkler mains, all branch piping is to remain. Landlord is to provide 100% sprinkler coverage per NFPA, w/ the sprinkler heads “turned up” at the completion of demolition and time of possession for the tenant.)

•                                          Restroom plumbing

D-1

•                                          Existing air handlers and all other equipment in mechanical room

•                                          Existing HVAC duct trunk line is to remain for reuse by Tenant. Landlord is to remove all insulation from remaining trunk line. Tenant’s Engineer is to provide a sketch identifying the components to remain in place.

•                                          All fire alarm conduit, wiring, devices, and components are to remain for reuse by Tenant.

D-2

EXHIBIT E

TENANT IMPROVEMENTS: LANDLORDS ALLOWANCE;
ADDITIONAL LANDLORD ALLOWANCE

This Exhibit E forms a part of that certain Office Lease Agreement (the “Lease”) by and between 55 Cambridge Parkway, LLC, a Delaware limited liability company (“Landlord”), and CarGurus LLC, a Massachusetts limited liability company (“Tenant”), to which this Exhibit is attached. If there is any conflict between this Exhibit and the Lease regarding the construction of the Tenant Improvements (hereinafter defined), this Exhibit shall govern. All capitalized terms referred to in this Exhibit shall have the same meaning provided in the Lease, except where expressly provided to the contrary in this Exhibit.

ARTICLE 1 DEFINITIONS

1.1.         Additional Definitions. Each of the following terms shall have the following meaning:

Architect: The architectural firm selected by Tenant and approved by Landlord in its good faith discretion to prepare the “Preliminary Plans” and “Final Plans” (as such terms are hereinafter defined).

Contractor: The general contractor selected by Tenant and approved by Landlord in its sole and absolute discretion to construct the Tenant Improvements. The general contractor must be licensed and bondable in the Commonwealth of Massachusetts. Tenant may request that Landlord approve three (3) or more Contractors prior to competitive bidding, in which case Tenant may select any one of the Contractors approved by Landlord.

Construction Contract: The construction contract to be entered into by Tenant and its Contractor in form, scope and substance satisfactory to Tenant.

Landlord’s Allowance: A total amount equal to One Million Six Hundred Three Thousand Thirty Five and No/100 Dollars ($1,603,035.00) to be paid by Landlord for the Construction Costs for the Tenant Improvements as provided in this Exhibit. Any unused portion of Landlord’s Allowance shall remain the property of Landlord, and Tenant shall have no interest in said funds.

Additional Landlord Allowance: A total amount equal to Seven Hundred Sixty Three Thousand Three Hundred Fifty and No/100 Dollars ($763,350.00) to be applied against the Construction Costs, the advanced portion of which shall be amortized over the initial Term of this Lease with interest on the unamortized portion at seven percent (7%) per annum, and paid by Tenant to Landlord in monthly installments with Tenant’s payment of each monthly installment of Base Rent until fully paid. Tenant shall have the right at any time during the term to prepay the then outstanding unamortized portion of the Additional Landlord Allowance without penalty or premium. Tenant shall have the right to elect to utilize the Additional Landlord Allowance by giving written notice to Landlord within thirty (30) days following Tenant’s commencement of construction of the Tenant Improvements. If so timely elected by Tenant, the portion of the Additional Landlord Allowance shall be disbursed subject to the same procedures and conditions applicable to the disbursement of the Landlord’s Allowance as described below.

Landlord’s Space Planning Allowance: A total amount equal to Three Thousand Fifty Three and 40/100 Dollars ($3,053.40) to be paid by Landlord toward the cost of the Space Planning Fees as provided in this Exhibit. Any unused portion of Landlord’s Space Planning Allowance shall remain the property of Landlord, and Tenant shall have no interest in said funds.

Substantial Completion, Substantially Complete, and Substantially Completed (or similar phrase): The foregoing shall mean when the following have occurred or would have occurred but for any delay cause by Tenant:

(a)                                 Tenant has delivered to Landlord a certificate from the Architect, in a form reasonably approved by Landlord, that the Tenant Improvements have been Substantially Completed substantially in accordance with the Final Plans, except for “punch list” items which may be completed within thirty (30) days following the completion of the applicable punchlist pursuant to Section 4.2 below without impairing Tenant’s use of the Premises or a material portion thereof, and Landlord has approved of the work in its sole and absolute discretion; and

(b)                                 Tenant has obtained from the appropriate governmental authority a final certificate of occupancy (or all building permits with all inspections approved or the equivalent) and all other approvals and permits for the Premises permitting Tenant’s occupancy and use of the Premises for the Permitted Use under the Lease (a “Certificate of Occupancy”).

Tenant Improvements: The improvements to be constructed in the Premises in accordance with the Final Plans. Said work shall include architectural, mechanical and electrical work and life safety systems, and shall be in accordance with the criteria, procedures and schedules referred to in this Exhibit. The Tenant Improvements shall comply in all respects with all applicable Laws.

Construction Costs: All costs, expenses, fees, taxes and charges to construct the Tenant Improvements, including, without limitation, the following:

(1)                                 surveys, reports, environmental and other tests and investigations of the site and any improvements thereon;

(2)                                 architectural and engineering fees;

(3)                                 labor, materials, equipment and fixtures supplied by the Contractor, its subcontractors and/or materialmen, including, without limitation, charges for a job superintendent and project representative;

(4)                                 the furnishing and installation of all heating, ventilation and air conditioning duct work, terminal boxes, distributing defusers and accessories required for completing the heating, ventilation and air-conditioning system in the Premises, including costs of meter and key control for after-hour usage, if required by Landlord;

(5)                                 all electrical circuits, wiring, lighting fixtures, data cabling and tube outlets furnished and installed throughout the Premises, including costs of meters;

(6)                                 all window and floor coverings in the Premises, including, without limitation, all treatment and preparatory work required for the installation of floor coverings over the concrete or other structural floor;

(7)                                 all fire and life safety control systems, such as fire walls, wiring and accessories installed within the Premises;

(8)                                 all plumbing, fixtures, pipes and accessories installed within the Premises;

(9)                                 fees charged by the city and/or county where the Building is located (including, without limitation, fees for building permits and approvals and plan checks) required for the work in the Premises;

(10)                          all taxes, fees, charges and levies by governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes for the materials supplied and services rendered in connection with the installation and construction of the Tenant Improvements; and

(11)                          all costs and expenses incurred to comply with all Laws of any governmental authority for any work at the Project in order to construct the Tenant Improvements.

The term “Construction Costs” under this Exhibit shall not include (i) any fees, costs, expenses, compensation or other consideration payable to Tenant, or any of its officers, directors, employees or affiliates or (ii) the cost of any of Tenant’s furniture, artifacts, trade fixtures, telephone and computer systems and related facilities except as provided for above in clause (5), or equipment. Any fees or costs referred to in clauses (i) through (ii) above shall be paid by Tenant without resort to the Landlord’s Allowance.

ARTICLE 2 CONSTRUCTION OF TENANT IMPROVEMENTS

2.1.                            Preparation of Plans.

(a)                                 Preliminary Plans. As soon as is reasonably possible after the date of the Lease, Tenant shall submit to its Architect all additional information, including occupancy requirements for the Premises (“Information”), necessary to enable the Architect to prepare preliminary plans for the Tenant Improvements showing, among other things, all demising walls, corridors, entrances, exits, doors, interior design and partition, and the locations of all display and storage rooms and bathrooms. As soon as is commercially reasonable after the date hereof, Tenant shall cause the Architect to prepare preliminary plans for the Tenant Improvements and shall deliver two copies of same to Landlord for its review and written approval in its good faith discretion. Within ten (10) days after receipt of the preliminary plans, Landlord shall notify Tenant in writing that (i) Landlord approves of such preliminary plans or (ii) Landlord disapproves of such preliminary plans, the basis for disapproval and the changes requested by Landlord. Tenant shall cause the preliminary plans to be revised and shall submit the revised plans to Landlord for its review and approval as provided in this section. After approval of the preliminary plans as provided above, the preliminary plans shall be referred to as the “Preliminary Plans.”

(b)                                 Final Plans. Tenant shall cause the Architect to prepare final working drawings, which shall be consistent with the Preliminary Plans, compatible with the design, construction and equipment of the Building, comply with all applicable Laws, capable of logical measurement and construction, and contain all such information as may be required for obtaining all permits and other governmental approvals for the construction of the Tenant Improvements (the “Working Drawings”). As soon as is commercially reasonable after the Preliminary Plans are approved by the parties as provided above, Tenant shall submit two copies of the Working Drawings to Landlord for its review and approval in its good faith discretion. Within ten (10) days after receipt of the Working Drawings, Landlord shall notify Tenant in writing that (i) Landlord approves of such Working Drawings, or (ii) Landlord disapproves of such Working Drawings, the basis for disapproval and the changes requested by Landlord. Tenant shall cause the Working Drawings to be revised and shall submit the revised Working Drawings to Landlord for its review and approval as provided in this section. The Working Drawings approved in writing by the parties shall be referred to as the “Final Plans.”

(c)                                  General. It is the responsibility of Tenant to assure that the Final Plans and the Tenant Improvements constructed thereunder conform to all applicable Laws. Tenant shall submit to Landlord one (I) reproducible and four (4) prints of the Final Plans and, if applicable, an electronic unlocked version in CAD format.

2.2.                            Selection and Approval of Certain Contractors. Any subcontractor performing any work on the life safety or alarm systems or work affecting the roof shall be subject to Landlord’s prior written approval in its sole and absolute discretion and Landlord may require the Tenant use Landlord’s contractor or a specific subcontractor for any such work. Landlord shall provide written notice of approval or disapproval within five (5) Business Days after Tenant’s request for such approval. The construction contract shall require, among other things, that the Contractor (a) obtain and deliver to Landlord evidence of insurance required by Landlord, (b) execute, obtain and deliver to Tenant within ten (10) days after the date of Substantial Completion lien waivers from the Contractor and all of its subcontractors holding contracts in excess of $10,000 (“Major Subcontractors”) and suppliers holding contracts in excess of $10,000, and (c) monthly progress payments, with a ten percent (10%) retention until the construction is fifty (50%) complete.

2.3.                            Information Provided by Landlord. Acceptance or approval of any plan, drawing or specification, including, without limitation, the Preliminary Plans and the Final Plans, by Landlord shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of such plans and materials and Tenant shall be solely responsible therefor. Tenant agrees and understands that the review of all plans pursuant to the Lease or this Exhibit by Landlord is to protect the interests of Landlord in the Building, and Landlord shall not be the guarantor of, nor be responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with applicable Laws. Any information that may have been furnished to Tenant by Landlord or others about the mechanical, electrical, structural, plumbing or geological (including soil and sub-soil) characteristics of the Building or Project (hereinafter referred to as the “Site Characteristics”) are for Tenant’s convenience only, and Landlord does not represent or warrant that the Site Characteristics are accurate, complete or correct or that the Site Characteristics are as indicated. Any information that has been furnished by Landlord to Tenant has been delivered on the expressed condition and understanding that Tenant will independently verify whether such information is accurate, complete or correct and not rely on such information provided by Landlord.

2.4.                            No Responsibility of Landlord. Landlord’s approval of any plans, including, without limitation, the Preliminary Plans or the Final Plans, shall not: (i) constitute an opinion or agreement by Landlord that such plans and Tenant Improvements are in compliance with all applicable Laws, (ii) impose any present or future liability on Landlord, including, without limitation, with respect to the Building’s Structure and/or Building’s Systems; (iii) constitute a waiver of Landlord’s rights hereunder or under the Lease or this Exhibit except that Landlord shall be bound by any approval given in accordance with the Lease or this Exhibit; (iv) impose on Landlord any responsibility for a design and/or construction defect or fault in the Tenant Improvements; or (v) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof.

2.5.                            Changes. After approval of the Preliminary Plans or Final Plans by Landlord and Tenant, any changes in the Preliminary Plans or Final Plans shall require the prior written consent of Landlord which shall not be unreasonably withheld, delayed or conditioned and the parties shall follow the same process as was required under Section 2.1 for approval of plans. Any change requested by Tenant that is approved in writing by Landlord shall be prepared by die Architect and shall be subject to the review and approval of Landlord’s architect which shall not be unreasonably withheld, delayed or conditioned . The cost of such changes, including the cost to revise such plans, obtain any additional permits and construct

any additional improvements required as a result thereof, and the cost for materials and labor,                    shall be included as part of the Construction Costs for the Tenant Improvements.

2.6.                            Construction Budget for Tenant Improvements. After approval of the Final Plans by Landlord and Tenant as provided above, Tenant shall prepare a detailed estimate of the Construction Costs for the Tenant Improvements (the “Construction Budget”). Tenant shall deliver a copy of the Construction Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.

2.7.                            Building Permits and Approvals. Not later than fifteen (15) days after approval by Landlord and Tenant of the Final Plans and Construction Budget as provided above, Tenant or its Contractor shall submit the Final Plans to the appropriate governmental body for plan checking and all building permits and other governmental and quasi-governmental approvals.

2.8.                            Conduct of Work. Tenant shall confine the construction activity to within the Premises as much as possible and shall work in an orderly manner removing trash and debris from the Premises on a daily basis. At no time will pipes, wires, boards or other construction materials cross public areas where harm could be caused to the public. All such work shall be undertaken in strict compliance with all applicable Laws and this Lease. If Tenant fails to comply with these requirements, Landlord shall have the right, but not the obligation, to cause remedial action (at Tenant’s cost) as deemed necessary by Landlord to protect the public. Tenant shall complete construction of the Tenant Improvements free and clear of all liens, security interests and encumbrances of any kind.

(a)                                 Pre-construction Submittals to Landlord. Prior to the commencement of construction, Tenant shall submit the following items to Landlord:

(1)                                 A certificate setting forth the proposed commencement date of construction and the estimated completion dates of construction work, fixturing work and projected date of Substantial Completion;

(2)                                 Certificates of all insurance required under the Lease and this Exhibit; and

(3)                                 Copies of all building permits, and all other permits and approvals required by governmental agencies to construct the Tenant Improvements;

(b)                                 Delays. Tenant shall, with reasonable diligence, prosecute construction of the Tenant Improvements to complete all work by the Commencement Date. Any delay in completing such work, including any delay as a result of governmental delays, force majeure and other events beyond the control of Tenant, excepting only acts or failures to act of Landlord or persons claiming under Landlord shall not extend or delay the time for the commencement of payment Rent or any other sum under the Lease.

(c)                                  Correction of Work. Landlord may reject any portion of the Tenant Improvements which is not in material conformity with the Final Plans. Landlord shall not be responsible for correcting the portions of the Tenant Improvements which were defective or not in compliance with the Final Plans; all such work shall be the responsibility of Tenant at its sole cost and expense.

2.9.                            Copy of Record set of Plans. At the conclusion of construction: (i) Tenant shall cause the Architect and Contractor (A) to update the Final Plans as necessary to reflect all changes made to the Final Plans during the course of construction, (B) to certify to the best of their knowledge that the

“record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a Certificate of Occupancy for the Premises; and (ii) Tenant shall deliver to Landlord a copy of all signed building permits and certificates of occupancy, and all warranties, guaranties, and operating manuals and information relating to the improvements, equipment and systems in the Premises.

2.10.                     Tenant’s Parties and Insurance. The Contractor and all subcontractors, laborers, materialmen, and suppliers used by Tenant collectively shall be referred to in this Exhibit E as “Tenant’s Parties”.

(a)                                 Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Parties, or any one directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.

(b)                                 Requirements of Tenant’s Parties. Each of Tenant’s Parties shall guarantee to Tenant and shall be requested to also guarantee for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Parties shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors, and (ii) the date when the Tenant Improvements have been Substantially Completed. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or Common Areas that may be damaged or disturbed thereby. All such warranties or guarantees as to material or workmanship of or with respect to the Tenant Improvements shall be contained in the construction contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of Tenant and shall be requested to inure to the benefit of Landlord, as their respective interests may appear, so as to be directly enforced by either.

(c)                                  Insurance Requirements. In addition to the insurance requirements set forth in the Lease, Tenant shall comply with the following requirements:

(1)                                 General Coverages. All of Tenant’s Parties shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(2)                                 Special Coverage. Tenant’s Contractor, or in the case of a construction management contract Tenant’s Major Subconractors shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require. Such insurance shall be in amounts and shall include such extended coverage endorsements including the requirement that all of Tenant’s Parties shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $1,000,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(3)                                 General Terms. Certificates for all insurance carried pursuant to the foregoing sections shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days’ prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Parties shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for six (6) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this section shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Parties. All insurance, except Workers’ Compensation, maintained by Tenant’s Parties shall preclude or waive subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the Lease or this Exhibit.

2.11.                     Labor Matters. Tenant shall perform or cause Tenant’s Contractor to perform all work in the making and/or installation of any repairs, alterations or improvements in a manner so as to avoid any labor dispute which causes or is likely to cause stoppage or impairment of work or delivery service or any other services in die Project. In the event there shall be any such stoppage or impairment as the result of any such labor dispute or potential labor dispute caused by Tenant’s Contractor, Tenant shall immediately undertake such actions as may be necessary to eliminate such dispute or potential dispute, including, but not limited to, (a) removing all disputants from the job site until such time as the labor dispute no longer exists, (b) seeking an injunction in the event of a breach of contract between Tenant and Tenant’s contractor, and (c) filing appropriate unfair labor practice charges in the event of a union jurisdictional dispute.

2.12.                     Temporary Facilities During Construction. Tenant shall obtain in its name and pay for all temporary utility facilities, and the removal of debris, as necessary and required in connection with the construction of the Tenant Improvements. Storage of Tenant’s contractors’ construction material, tools, equipment and debris shall be confined to die Premises and any other areas which may be designated for such purposes by Landlord. Landlord shall not be responsible for any loss or damage to Tenant’s and/or Tenant’s contractors’ equipment. In no event shall any materials or debris be stored in the malls or service or exit corridors of the Project.

2.13.                     Miscellaneous. The Tenant Improvements shall be subject to the inspection and approval of Landlord and its supervisory personnel. All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship.

2.14.                     Construction Management Fee. Landlord, or an agent of Landlord, shall provide construction management services in connection with the construction of the Tenant Improvements and the change orders. Such construction management services shall be performed for a fee (the “Construction Management Fee”) equal to one percent (1%) of die amount of the Construction Costs for the Tenant Improvements, including the costs of any permits and approvals associated therewith. Landlord shall deduct from Landlord’s Allowance and pay its agent the amount of Construction Management Fee on a monthly basis prorated over the duration of construction of the Tenant Improvements. Tenant shall be responsible for payment of the Construction Management Fee to the extent Construction Costs exceed the Landlord’s Allowance, provided that Landlord shall deduct payments from amounts otherwise to be advance as the Additional Landlord Allowance.

ARTICLE 3 PAYMENT OF CONSTRUCTION COSTS

3.1.                            Payment of Construction Costs. Tenant shall pay for the Construction Costs for the Tenant Improvements, except as provided in the next sentence. Landlord shall only be responsible to Tenant for payment of the Construction Costs for the Tenant Improvements up to the lesser of the (a) actual Construction Costs for the Tenant Improvements, and (b) amount of the Landlord’s Allowance (and any portion of die Additional Landlord Allowance sought to be utilized by Tenant under the above provisions of this Exhibit E) (the lesser of (a) and (b) shall be referred to herein as “Landlord’s Maximum Construction Cost Obligation”). If the aggregate Construction Costs for the Tenant Improvements are greater than Landlord’s Maximum Construction Cost Obligation, then Tenant shall be solely responsible for such additional costs above Landlord’s Maximum Construction Cost Obligation.

3.2.                            Payment By Landlord of Landlord’s Allowance.

(a)                                 Payment by Landlord of Landlord’s Allowance. So long as there shall not then be an Event of Default of Tenant under the Lease and the below conditions for each installment of the Landlord’s Allowance (which term through this Section 3.2(a) shall include any portion of the Additional Landlord Allowance sought to be utilized by Tenant under the above provisions of this Exhibit E) are satisfied as set forth below, the Landlord’s Allowance shall be disbursed by Landlord, based upon requests for payment submitted by Tenant upon receipt of then appropriate invoices and forms required and submitted by Tenant not more often than once per month (except if applicable, in the case of the final disbursement of the Landlord’s Allowance); provided, however, that in no event shall Landlord be obligated to disburse to Tenant in the aggregate for Construction Costs for the Tenant Improvements more than Landlord’s Maximum Construction Cost Obligation. Each request for payment by Tenant shall be accompanied by a written certification satisfactory to Landlord by the Architect that all work up to the date of the request for payment has been completed in accordance with die Schedule of Values contained in Tenant’s construction contract(s) with the Contractor, along with releases (partial or complete) of liens from all of Tenant’s contractors and subcontractors for all work performed and materials furnished up to the date of Tenant’s immediately prior request for payment (and Tenant’s final request for payment shall also be accompanied by the applicable items required below under clause (b) of this Section 3.2 below), along with any other supporting documentation reasonably required by Landlord in connection therewith and die calculation of retainage provided for in the construction contract. Upon receipt of each applicable complete payment request by Tenant, Landlord shall pay to Tenant, within twenty-one (21) days after submission of such complete payment request to Landlord, the amount of such request for payment; provided, however, that Landlord’s aggregate obligation to pay for such requests for payment shall in no event exceed Landlord’s Maximum Construction Cost Obligation less any retainage withheld pursuant to the Construction Contract. Upon final completion of the Tenant Improvements and receipt by Landlord of the items required under clause (b) of this Section 3.2 below, Landlord shall pay to Tenant, within twenty-one (21) days following Tenant’s written request, the remaining unadvanced retainage portion of Landlord’s Maximum Construction Cost Obligation; provided, however, that the retainage shall not have to be released by Landlord until the punchlist items have been completed as provided in Section 4.2 below. Any and all costs for the construction of the Tenant Improvements in excess of the Landlord’s Maximum Construction Cost Obligation shall be paid by Tenant to the Contractor and other applicable contractors, subcontractors, and material suppliers. Landlord reserves the right to make any payment (or portion thereof) of Landlord’s Maximum Construction Cost Obligation payable jointly to Tenant and the Contractor (or subcontractor or supplier) or directly to the Contractor or any subcontractor or supplier.

(b)                                 The final disbursement of Landlord’s Maximum Construction Cost Obligation by Landlord shall be subject to Tenant delivering to Landlord: (i) the final Certificate of Occupancy for the Premises, (ii) copies of all applicable building permits and inspection approvals reflecting final sign-off by the local governmental authority with respect to the Tenant Improvements, (iii) a copy of the as-built Final Plans for the Tenant Improvements, (iv) unconditional lien waivers from the Contractor and all Major Subcontractors and suppliers for the Tenant Improvements and Tenant’s furniture, fixture and equipment in the Premises, (v) receipt of the Architect’s certificate for the Tenant Improvements referred to in the definition of Substantial Completion in this Exhibit,

(c)                                  In no event shall Landlord be obligated to reimburse any portion of the Landlord’s Maximum Construction Cost Obligation that Tenant requests from Landlord after the one (1) year anniversary of the Base Rent Commencement Date.

3.3.                            Payment by Landlord of Landlord’s Space Planning Allowance. So long as there shall not then be an Event of Default of Tenant under die Lease, within sixty (60) days following Landlord’s receipt of invoices evidencing such Space Planning Fees, Landlord shall reimburse Tenant for the Space Planning Fees actually incurred by Tenant up to an amount not to exceed the Landlord’s Space Planning Allowance.

ARTICLE 4 GENERAL PROVISIONS

4.1.                            Bonds. Upon the request of Landlord prior to commencing construction of the Tenant Improvements, Tenant shall deliver to Landlord certified copies of a payment and performance bond issued by a surety company authorized to do business in the Commonwealth of Massachusetts in a principal amount not less than the full amount of the Construction Costs, issued on behalf of Tenant’s Contractor, naming Tenant and Landlord (and if requested by Landlord, Landlord’s Mortgagee under any Mortgage or other financing instrument affecting the Project or any portion thereof) as dual obligees. Notwithstanding the delivery by Tenant of such bond, Tenant shall pay promptly for all labor and materials supplied to Tenant in connection with the construction of the Tenant Improvements, shall not cause or permit any liens for such labor or materials to attach to the Land or the Building, and shall bond or discharge any such lien which may be filed or recorded except for any lien caused by any action of Landlord or any person claiming under Landlord within fifteen (15) days after Tenant receives actual notice of such filing or recording.

4.2.                            Completion of Punchlist Items. In or within seven (7) Business Days following Substantial Completion of the Tenant Improvements, the parties shall schedule a meeting(s) to jointly inspect the Premises and the Tenant Improvements in order to identify those incomplete items or unfinished details that will be part of the punch list for the Tenant Improvements. Such punch list items shall be completed by Tenant as soon as practicable thereafter and in any event not later than thirty (30) days following the completion of the applicable punchlist (except for such item(s) that, by its nature or due to circumstances beyond the reasonable control of the party charged with doing such work, cannot be completed within such 30 day period).

4.3.                            Tenant’s Representative. Tenant hereby authorizes Mark Hopkins of Winstanley Construction, 150 Baker Avenue, Concord, MA, as Tenant’s representative to act on its behalf and represents its interests with respect to all matters which pertain to the construction of Tenant Improvements, and to make decisions binding upon Tenant with respect to such matters.

EXHIBIT E-1

CONTRACTOR RULES AND REGULATIONS

Any and all improvements, alterations or additions performed by Tenant will be performed in accordance with this Exhibit E-1, and any modifications thereto by Landlord, notwithstanding any more permissive local building codes or ordinances.

1.                                      WORK APPROVAL

The general contractor (“Contractor”) and all subcontractors must be approved to conduct their trades in the jurisdiction in which the Building is located by any and all governmental entities with such authority. Tenant or Contractor must provide Landlord with names, addresses and phone numbers for all subcontractors prior to commencement of work by the subcontractor. Construction drawings must be approved by Landlord prior to the start of construction. All projects shall be reviewed for potential impact to reduction targets and environmental programs. An agent or representative of Contractor must be present on the site at all times when work is in process.

2.                                      INSURANCE

Prior to commencement of work, Contractor shall provide to Landlord a certificate of insurance in the form of an ACORD certificate with the approved limits of coverage and naming Landlord and the Building manager as additional insureds.

3.                                      PERMITS

Permits and licenses necessary for the onset of all work shall be secured and paid for by Contractor and posted as required by applicable law.

4.                                      INSPECTIONS

All inspections which must be performed by testing any or all of the life safety system, e.g., alarms, annunciator, voice activated, strobe lights, etc., must be performed prior to 7:00 a.m. or after 6:00 p.m., and the on-site engineer must be present. At least 48 hours notice must be provided to the Building manager and the on-site engineer advising that an inspection has been requested.

5.                                      ELEVATORS

The use of the freight elevator for deliveries and removals shall be scheduled in advance by Contractor with the Building engineer’s office for the transfer of all construction materials, tools, and trash to and from the construction floor. Passenger elevators shall not be used for these purposes. The elevator walls and floor shall be protected at all times during Contractor’s use. From time to time, Contractor may be required to share the freight elevator with the cleaning crew, other tenants, etc. Large transfers of materials, whether for deliveries or removals, must be done prior to 7:00 a.m. or after 6:00 p.m. No deliveries of any kind or nature shall be brought in through the front door of the Building at any time.

6.                                      NON-CONSTRUCTION AREAS

Contractor shall take all necessary precautions to protect all walls, carpets, floors, furniture, fixtures and equipment outside of the work area and shall repair or replace damaged property without cost to Landlord. Masonite must be placed as a walkway on the public corridors from the freight elevator to the

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construction site to protect the carpet and/or flooring. Common area carpet and flooring protection is to be used and removed daily and the carpet and flooring vacuumed or dust mopped, whichever is appropriate, on a daily basis.

7.                                      EROSION AND SEDIMENT CONTROL

Contractor agrees to provide a management plan prior to any exterior ground work being performed to prevent loss of soil during construction by stormwater runoff and/or wind erosion, including protecting topsoil by stockpiling for reuse, preventing sedimentation of storm sewer or receiving streams, and preventing polluting the air with dust and particulate matter. Contractor shall log building operations and maintenance activity to ensure that the plan has been followed.

8.                                      GREEN BUILDINGS

Contractor agrees to use reasonable efforts to incorporate Sustainability Standards into the preparation of the Plans and Specifications, including, without limitation, those “Green Construction Guidelines & Requirements,” attached hereto as Exhibit E-2, when such compliance will not cause a material increase in Construction Costs.

9.                                      WATER AND ELECTRICITY

Sources of water and electricity will be furnished to Contractor without cost, in reasonable quantities for use in lighting, power tools, drinking water, water for testing, etc. “Reasonable quantities” will be determined on a case-by-case basis but are generally intended to mean quantities comparable to the water and electrical demand Tenant would use upon taking occupancy. Contractor shall make all connections, furnish any necessary extensions, and remove same upon completion of work.

10.                               DEMOLITION AND DUSTY WORK

Demolition of an area in excess of 100 square feet must be performed before 7:00 a.m. or after 6:00 p.m. Contractor shall notify the Building engineer’s office at least one full Business Day prior to commencement of extremely dusty work (sheet rock cutting, sanding, extensive sweeping, etc.) so arrangements can be made for additional filtering capacity on the affected HVAC equipment. Failure to make such notification will result in Contractor incurring the costs to return the equipment to its proper condition. All lights must be covered during high dust construction due to a plenum return air system.

11.                               CONSTRUCTION MANAGEMENT PLAN FOR INDOOR AIR QUALITY

Contractor agrees to develop and implement an Indoor Air Quality (IAQ) Management Plan for the construction and occupancy phases of the area being built out as follows:

☐                                    During construction, meet or exceed the recommended Design Approaches of the Sheet Metal and Air Conditioning National Contractors Association (SMACNA) IAQ Guideline for Occupied Buildings Under Construction, 1995, Chapter 3.

☐                                    Protect stored on-site or installed absorptive materials from moisture damage.

☐                                    If air handlers must be used during construction, use filtration media with a Minimum Efficiency Reporting Value (MERV) of 8 at each return air grill, as determined by ASHRAE 52.2-1999.

☐                                    Replace all filtration media immediately prior to occupancy.

                                  Make every reasonable effort to minimize the off-gassing of volatile organic compounds used in construction materials within the building. Efforts may include the use of no-and low-VOC

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products and materials, allowing products to off-gas before being brought into the building, and flushing out the space with outside air or air purifiers.

12.                               WATER USE EFFICIENCY

Contractor agrees to comply with the following:

☐                                    Maintain maximum fixture water efficiency within the Building to reduce the burden on potable water supply and wastewater systems.

☐                                    Keep fire systems, domestic water systems, landscape irrigation systems as separate systems to be maintained and metered separately. Modifications to the water systems must maintain the integrity of these three systems.

☐                                    Submeter process water used directly by tenant and for the sole benefit of tenant.

☐                                    Irrigation lines are not to be connected to domestic supply lines.

13.                               REMOVAL OF WASTE MATERIALS

Any and all existing building materials removed and not reused in the construction shall be disposed of by Contractor as waste or unwanted materials, unless otherwise directed by the Building manager.

Contractor shall comply with all laws and Landlord’s waste and recycling practices. Contractor shall at all times keep areas outside the work area free from waste material, rubbish and debris and shall remove waste materials from the Building on a daily basis.

14.                               CLEANUP

Upon construction completion, Contractor shall remove all debris and surplus material and thoroughly clean the work area and any common areas impacted by the work.

15.                               HOUSEKEEPING PRACTICES

Contractor agrees to comply with Landlord’s cleaning and maintenance practices.

16.                               MATERIAL SAFETY DATA SHEETS (MSDS)

Contractor agrees to provide the Building manager with at least 72 hours advance notice of all chemicals to be used on site through written notice and delivery of MSDS sheets.

17.                               WORKING HOURS

Standard construction hours are 6:30 a.m. - 5:00 p.m. The Building engineer must be notified at least two full Business Days in advance of any work that may disrupt normal business operations, e.g., drilling or cutting of the concrete floor slab. The Building manager reserves the right to determine what construction work is considered inappropriate for normal business hours. Work performed after standard construction hours requires an on-site engineer, who shall be billed at the then overtime rate, payable by Contractor.

18.                               WORKER CONDUCT

Contractor and subcontractors are to use care and consideration for others in the Building when using any public areas. No abusive language or actions on the part of the workers will be tolerated. It will be the responsibility of Contractor to enforce this regulation on a day-to-day basis. Contractor and subcontractors shall remain in the designated construction area so as not to unnecessarily interrupt other

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tenants. No sleeveless shirts are allowed. Long pants and proper work shoes are required. All workers must wear company identification.

19.                               CONSTRUCTION INSPECTIONS

Contractor is to perform a thorough inspection of all common areas to which it requires access prior to construction to document existing Building conditions. Upon completion of work, if necessary, Contractor shall return these areas to the same condition in which they were originally viewed. Any damage caused by Contractor shall be corrected at its sole cost.

20.                               SIGNAGE

Contractor or subcontractor signage may not be displayed in the Building common areas or on any of the window glass.

21.                               POSTING OF RULES AND REGULATIONS

A copy of these rules and regulations must be posted on the job site in a manner allowing easy access by all workers. It is Contractor’s responsibility to instruct all workers, including subcontractors, to familiarize themselves with these rules and regulations.

22.                               INSURANCE REQUIREMENTS

Contractor will provide and maintain at its own expense the following minimum insurance:

(a)                                 Worker’s Compensation for statutory limits in compliance with applicable State and Federal laws.

(b)                                 Comprehensive General Liability with limits not less than $5,000,000 combined single limit per occurrence for Bodily Injury and Property Damage.

(c)                                  Automobile liability including owned, non-owned and hired automobiles with limits not less than:

Bodily Injury	$500,000 each person
$500,000 each accident
Property Damage	$500,000 each accident

23.                               CERTIFICATE OF INSURANCE

NAMED INSUREDS:                                                                 , OWNER, ANY BUILDING MANAGER FOR OWNER, AND ANY MORTGAGEE AND/OR GROUND LESSOR OF THE BUILDING AND/OR THE LAND

Certificates of Insurance in the form of an ACORD 25-S certificate evidencing the required coverages and naming the additional insureds as stated MUST be furnished thirty (30) days prior to starting the contract work. Each certificate will contain a provision that no cancellation or material change in the policies will be effective except upon thirty (30) days prior written notice.

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24.                               EMERGENCY PROCEDURES

In case of emergency, Contractor shall call the police/fire department and/or medical services, followed immediately by a call to the Building manager.

25.                               DELIVERIES

At no time will the Building staff accept deliveries on behalf of Contractor or any subcontractor.

26.                               CHANGES

THESE CONTRACTOR RULES AND REGULATIONS ARE SUBJECT TO CHANGE AND ARE NOT LIMITED TO WHAT IS CONTAINED HEREIN. LANDLORD AND THE BUILDING MANAGER RESERVE THE RIGHT TO IMPLEMENT ADDITIONAL RULES AND REGULATIONS AS MAY BE PRUDENT BASED ON EACH INDIVIDUAL PROJECT.

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EXHIBIT E-2

ENERGY AND SUSTAINABILITY
CONSTRUCTION GUIDELINES AND REOUIREMENTS

Any and all improvements, alterations or additions performed by Tenant will be performed in accordance with this Exhibit E-2 and any modifications thereto by Landlord, notwithstanding any more permissive local building codes or ordinances.

HVAC Equipment

—                                   Tenant-installed HVAC and refrigeration equipment and fire suppression systems shall not contain CFCs.

—                                   Ensure tenant-installed HVAC systems tie into the Building’s Building Automation System.

—                                   Avoid the installation of HVAC and refrigeration equipment containing HCFCs when reasonable.

Appliances & Equipment

Install only ENERGY STAR-certified appliances. Recommend the use of ENERGY STAR-certified office equipment, electronics and commercial food service equipment in all instances where such product is available.

Plumbing

Install only new plumbing fixtures that meet the following:

—            Lavatory faucets: [0.5] gallons per minute (GPM) tamper-proof aerators

—            Pantry/Kitchenette faucets: [1.5] GPM tamper-proof aerators

—            Water closets: [1.28] gallons per flush (GPF)

—            Urinals: [0.125] GPF

—            Showerheads: Meet the requirements of EPA WaterSense-labeled products

—            Commercial Pre-rinse Spray valves (for food service applications): [1.6] or less GPM

Tenant is not obligated to replace existing plumbing fixtures that meet die above listed flow rates.

Lighting

—                                   Lighting loads shall not exceed ASHRAE/IES Standard 90.1- 2010. For example, the Maximum Lighting Power Density for office use is 0.9 watts per square foot.

—                                   At a minimum, Tenant shall comply with applicable energy codes. Lighting controls shall be tested prior to occupancy to ensure that control elements are calibrated, adjusted and in proper working condition to achieve optimal energy efficiency.

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—                                   Recommend installation of daylight-responsive controls in all regularly occupied office spaces within 15 feet of windows.

Building Materials

—                                   Architect and general contractor shall endeavor to specify low-VOC paints, coatings, primers, adhesives, sealants, sealant primers, coatings, stains, finishes and the like. Suggested VOC limits are at the end of this document.

—                                   Architect and general contractor shall endeavor to specify materials that meet the following criteria:

—                                   Harvested and processed or extracted and processed within a 500-mile radius of the project site.

—                                   Contain at least 10% post-consumer or 20% pre-consumer materials.

—                                   Contain material salvaged from offsite or on-site.

—                                   Contain rapidly renewable material.

—                                   Made of wood-based materials, excluding movable furniture, certified as harvested from sustainable sources, specifically Forest Stewardship Council (FSC)-certified wood.

—                                   Carpet meeting or exceeding the requirements of the CRI Green Label Plus Testing Program and recyclable where available.

—                                   Carpet cushion meeting or exceeding the requirements of the CRI Green Label Testing Program.

—                                   Preferably, at least 25% of the hard surface flooring (not carpet) will be FloorScore-certified.

—                                   Composite wood or agrifiber products shall contain no added urea-formaldehyde resins.

Contractor Practices

—                                   General Contractor shall implement appropriate Indoor Air Quality Protocols for construction activity.

Resources

For actual regulations, rules and standards visit:

SCAQMD

BAAQMD

Green Seal

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SCA MD VOC Limits—January 7, 2005

Architectural Coatings	VOC Limit [g/L less water]
Clear Wood Finishes - Varnish	350
Clear Wood Finishes - Lacquer	550
Waterproofing Sealers	250
Sanding Sealers	275
All Other Sealers	200
Shellacs — Clear	730
Shellacs — Pigmented	550
All Stains	250

Architectural Applications	VOC Limit [g/L less water]	Specialty Applications	VOC Limit [g/L less water]
Indoor Carpet Adhesives	50	PVC Welding	510
Carpet Pad Adhesives	50	CPVC Welding	490
Wood Flooring Adhesives	100	ABS Welding	325
Rubber Floor Adhesives	60	Plastic Cement Welding	250
Subfloor Adhesives	50	Adhesive Primer for Plastic	550
Ceramic Tile Adhesives	65	Contact Adhesive	80
VCT & Asphalt Adhesives	50	Special Purpose Contact Adhesive	250
Drywall & Panel Adhesives	50	Structural Wood Member Adhesive	140
Cover Base Adhesives	50	Sheet Applied Rubber Lining Operations	850
Multipurpose Construction Adhesives	70	Top & Trim Adhesive	250
Structural Glazing Adhesives	100
Single-Ply Roof Membrane Adhesives	250

Substrate Specific Applications	VOC Limit [g/L less water]	Sealants	VOC Limit [g/L less water]
Metal to Metal	30	Architectural	250
Plastic Foams	50	Nonmembrane Roof	300
Porous Material (except wood)	50	Roadway	250
Wood	30	Single-Ply Roof Membrane	450
Fiberglass	80	Other	420

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Sealant Primers	VOC Limit [g/L less water]
Architectural Non Porous	250
Architectural Porous	775
Other	750

Green Seal Standard VOC Limits—October 19, 2000

Paints	VOC Limit (g/L less water)
Flat	50
Non-flat	150
Anti-corrosive/anti-rust	250

Aerosol Adhesives	VOC Weight (g/L minus water)
General Purpose Mist Spray	65% VOCs by weight
General Purpose Mist Spray	55% VOCs by weight
Special Purpose Aerosol Adhesives (all types)	70% VOCs by weight

BAA MD VOC Limits—August 2001

Architectural	VOC Limit [g/L less water]	Specialty Applications	VOC Limit [g/L less water]
Indoor Floor Covering Installation	150	Computer Diskette Jacket Manufacturing	850
Multipurpose Construction	200	ABS Welding	400
Nonmembrane Roof Installation/Repair	300	CPVC Welding	490
Outdoor Floor Covering Installation	250	PVC Welding	510
Single-Ply Roof Material Installation/Repair	250	Other Plastic Welding	500
Structural Glazing	100	Thin Metal Laminating	780
Ceramic Tile Installation	130	Tire Retread	100
Cove Base Installation	150	Rubber Vulcanization Bonding	850
Perimeter Bonded Sheet Vinyl Flooring	660	Waterproof Resorcinol Glue	170
		Immersible Product Manufacturing	650
		Top and Trim Installation	540

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Adhesive Primers	VOC Limit [g/L less water]	Contact Bond Adhesives	VOC Limit [g/L less water]
Automotive Glass Primer	700	Contact Bond Adhesive	250
Pavement Marking Tape Primer	150	Contact Bond Adhesive — Special Substrates	400
Plastic Welding Primer	650
Other	250

Adhesive Projects	VOC Limit [g/L less water]	Sealants	VOC Limit [g/L less water]
Metal	30	Architectural	250
Porous Mateirals	120	Marine Deck	760
Wood	120	Roadways	250
Pre-formed Rubber Products	250	Single-Ply Roof Material Installation/Repair	450
All Other Substrates	250	Nonmembrane Roof Installation/Repair	300
		Other	420

Sealant Primers	VOC Limit [g/L less water]
Architectural - Nonporous	250
Architectural - Porous	775
Other	750

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EXHIBIT F

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

1.                                      Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2.                                      Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.                                      No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.

4.                                      Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.

5.                                      If the Building is multi-tenant, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6.                                      Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7.                                      Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

8.                                      Tenant shall not make or permit any vibration or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

9.                                      No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the

Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

10.                               Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

11.                               No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, other than those used for Tenant’s employees.

12.                               Tenant shall use reasonable efforts to not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

13.                               No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

14.                               No smoking is allowed anywhere in the Building. Smoking is allowed only in Landlord-designated smoking areas that are at least fifty (50) feet from the Building entry or elevators, public walkways and the Building’s outdoor air intakes, outdoor louvers, or operable windows. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or Building, or anywhere within the foregoing fifty (50) foot area (including without limitation e-cigarettes).

15.                               Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.

16.                               Tenant shall not use or permit space heaters or energy-intensive equipment unnecessary to conduct Tenant’s business without written approval by Landlord. Any space conditioning equipment that is placed in the Premises by Tenant for the purpose of increasing comfort to occupants shall be operated on sensors or timers that limit operation of equipment to hours of occupancy in the areas immediately adjacent to the occupying personnel.

17.                               Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises, except as approved in advance by Landlord. No boring, driving of nails, or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering the Premises, except as approved in advance by Landlord. The use of cement or other similar adhesive material is expressly prohibited, except as approved in advance by Landlord.

18.                               Tenant shall not waste electricity or water and agrees to cooperate fully with landlord to assure the most effective operation of the Building’s heating and air conditioning. Tenant shall keep corridor doors closed except when being used for access.

19.                               The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

20.                               No smoking shall be permitted in any portion of the Building (including the Premises and all common areas within the Building). Landlord may also limit smoking in exterior areas to such location or locations as Landlord may designate from time to time. No sale or distribution of tobacco or tobacco products shall be permitted anywhere in the Building or on the Lot or any other facilities operated in connection with the Building or the Lot.

21.                               Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the Manager of the Building.

22.                               Tenant may request heating and/or air conditioning during other periods in addition to normal working hours by submitting its request in writing to the office of the Manager of the Building no later than 12:00 p.m. the preceding work day (Monday through Friday) on forms available from the office of the Manager. The request shall clearly state the start and stop hours of the “off-hour” service. Tenant shall submit to the Building Manager a list of personnel authorized to make such request. The Tenant shall be charged for such operation in the form of additional rent; such charges are to be determined by the Landlord.

23.                               Tenant covenants and agrees that its use of the Premises shall not cause a discharge of more than the gallonage per foot of rentable square feet per day of sanitary (non¬industrial) sewage allowed under the sewage discharge permit for the Building. Discharges in excess of that amount, and any discharge of industrial sewage, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licensees therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

24.                               Landlord may establish reasonable rules and regulations regarding the use of the roofdeck located on the third floor of the Building, and provide for an orderly and reasonable method for the reservation of such space.

25.                               Janitorial services shall be provided in accordance with Exhibit K. Tenants shall not cause unnecessary labor by reason of carelessness or indifference in the preservation of good order and cleanliness. The work of the janitor or cleaning personnel shall not be hindered by Tenant and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time without interruption of purpose for which the Premises are let. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service. Boxes should be broken down to fit into containers.

26.                               These Building Rules and Regulations are subject to change and are not limited to what is contained herein. Landlord and the building manager reserve the right to implement additional reasonable Building Rules and Regulations as may be prudent; provided, however, that Landlord shall not discriminate against Tenant in the implementation of such additional Building Rules and Regulations.

EXHIBIT G

FORM OF CONFIRMATION OF COMMENCEMENT DATE LETTER

                         , 2016

CarGurus,

Two Canal Park, Suite 4

Cambridge, MA 2141

Re:                             Lease Agreement (the “Lease”) dated March 11, 2016, between 55 Cambridge Parkway, LLC, a Delaware limited liability company (“Landlord”), and CarGurus, INC., a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1.                                      Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. All Shell Condition Work has been completed to the full and complete satisfaction of Tenant with the exception of certain “punch list” items listed on Exhibit A. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2.                                      Commencement Date. The Commencement Date of the Lease is            , 2016.

3.                                      Expiration Date. The Term is scheduled to expire on the last day of the  full calendar month of the Term, which date is November 30, 2022.

4.                                      Contact Person. Tenant’s contact person in the Premises is:

Attention:
Telephone:
Telecopy:

5.                                      Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6.                                      Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

55 CAMBRIDGE PARKWAY, LLC,
a Delaware limited liability company

	By:	Invesco ICRE Massachusetts REIT
Holdings, LLC, its sole member

By:
Name:
Title:

Agreed and accepted:

CARGURUS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT A

Punchlist Items

EXHIBIT H

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between 55 Cambridge Parkway, LLC, a Delaware limited liability company, as Landlord, and the undersigned as Tenant, for the Premises on the 5th and 6th floor(s) of the office building located at 55 Cambridge Parkway, Cambridge, MA, and hereby certifies as follows:

1.                                      The Lease consists of the original Office Lease Agreement dated as of March 11, 2016 between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):.

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2.                                      The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3.                                      The Term commenced on                        , 20__, and the Term expires, excluding any renewal options, on                       , 20  , and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in die Lease, any option to terminate or cancel the Lease.

4.                                      Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5.                                      All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                                                      . The current monthly installment of Base Rent is $                  .

6.                                      To Tenant’s best knowledge all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7.                                      As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8.                                      No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

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9.                                      If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in die state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10.                               There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11.                               Other than as approved by Landlord in writing and used in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12.                               All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of                       , 201_.

TENANT: CARGURUS, INC.

a Delaware corporation

By:
Name:
Title:

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EXHIBIT I

PARKING

So long as Tenant shall not be in default under this Lease beyond the expiration of applicable notice and cure periods, Tenant shall have the right to use forty-three (43) parking spaces in the underground parking garage at the Project on an unreserved, unassigned basis, in common with other tenants of the Building. Tenant shall pay to Landlord each month with the payment of Base Rent the then monthly parking charge (currently $250.00 per space per month) set by Landlord, regardless of whether Tenant or any invitees, employees or contractors of Tenant actually use such spaces, for each of the forty-three (43) parking spaces (the “Parking Charges”). Such rate shall be subject to change by Landlord during the Term. Tenant shall be responsible for causing its visitors to park only in spaces or areas marked “Visitor parking” and Tenant and its employees shall not park in spaces or areas marked “Visitor-Parking” or “No parking”. Landlord reserves the right to tow any cars parked in “Visitor Parking” or “No Parking” areas in violation of these rules and regulations at the sole expense of the owner of the improperly parked car. Landlord reserves the right to designate reserved parking spaces for the Building’s tenants. Tenant’s use of such parking spaces shall be subject to the below rules and regulations:

The parking rules & regulations are designed to assure our tenants and visitors safe use and enjoyment of the facilities. Please remove or hide any personal items of value from plain sight to avoid temptation leading to vandalism of vehicles. Please exercise added caution when using parking lot at night. Please keep vehicle locked at all times. Please report violations of these rules to the Landlord immediately. Please report any lights out or other possibly dangerous situations to the Landlord as soon as possible.

Restrictions

•                                          Damage caused by vehicles is the responsibility of vehicle owner.

•                                          Landlord is not responsible for theft or damage to any vehicle.

•                                          Landlord is not responsible for water damage from leaks in any garage or any surface parking area.

•                                          Landlord is not responsible for damage due to height limitations of any garage.

•                                          Vehicles not to exceed 5 miles per hour speed limit in any garage.

•                                          Vehicles that leak excessive fluids will be required to protect parking surface.

•                                          Mechanical repairs to vehicles are not permitted on property.

•                                          Large or oversize vehicles such as motor homes, boats or trailers are not permitted.

•                                          No parking in fire lanes, loading zones or any other areas not designated as a parking space.

•                                          Landlord, at Landlord’s sole discretion, may add or modify the parking rules.

•                                          Landlord reserves the right to relocate the location of reserved spaces from time to time.

•                                          Parking Charges for reserved spaces shall be paid to Landlord by Tenant along with, and on the same due date as, the Base Rent.

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Violations of rules & regulations may result in towing from the Project. Towing from the Project can only be ordered by Landlord or Landlord’s property manager. Charges for towing are to be paid by vehicle owner.

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EXHIBIT J

EXTENSION OPTION; RIGHTS OF FIRST OFFER

1.                                      Extension Option

So long as there shall not then be an Event of Default under this Lease, Tenant may extend this Lease for one (I) additional period of five (5) years (the “Extension Term”), by delivering written notice of the exercise thereof to Landlord not later than twelve (12) months (nor earlier than eighteen (18) months) before the expiration of the Original Term. The Base Rent payable for each month during the Extension Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of the Extension Term, for renewals of space in Cambridge, Massachusetts of equivalent quality, size, utility and location, taking into account prevailing concessions including, but not be limited to, tenant improvements, tenant improvement allowances, rental abatement, the length of the Extension Term, size of the premises, condition of the premises, escalation charges, location of the premises, location and age of the building, free rent periods, brokerage commissions and lease term. Within fourteen (14) days after receipt of Tenant’s notice to extend, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered. Tenant shall, within twenty-one (21) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate (“Tenant Notice”). If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the Extension Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a)                                 Base Rent shall be adjusted to the Prevailing Rental Rate;

(b)                                 Tenant shall have no further extension option unless expressly granted by Landlord in writing; and

(c)                                  Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

If Tenant rejects Landlord’s determination of the Prevailing Rental Rate, then the Base Rent payable for each month during the Extension Term (“Fair Market Rent”) shall be established by appraisal in the following manner. By not later than the thirtieth (30th) day after the Tenant Notice, Landlord and Tenant shall each appoint one (1) qualified appraiser (as hereinafter defined) and the two (2) qualified appraisers so appointed shall determine the Fair Market Rent within thirty (30) days following their appointment. As used herein, the term “qualified appraiser” shall mean any independent person (a) who is employed by an appraisal or brokerage firm of recognized competence in the greater Boston area and (b) who has not less than ten (10) years experience in commercial office leasing with respect to, or in appraising and valuing properties of, the general location, type and character as the Premises. If either Landlord or Tenant fails to appoint a qualified appraiser within said thirty (30) day period, then the other party shall have the power to appoint the qualified appraiser for the defaulting party. If said qualified appraisers are unable to agree on the Fair Market Rent within said thirty (30) day period, then they jointly shall appoint a third qualified appraiser within ten (10) days of the expiration of such thirty (30) day period. If the first two appraisers shall fail to appoint a third appraiser within such ten (10) day period, either appraiser may request the President of the Boston Bar Association to appoint the third appraiser. Within thirty (30) days after the appointment of the third appraiser, all three qualified appraisers shall meet and determine the Fair Market Rent. If all three qualified appraisers are unable unanimously to agree

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upon the Fair Market Rent, then the first two qualified appraisers simultaneously shall deliver their final Fair Market Rent numbers to the third qualified appraiser, and the third qualified appraiser shall select the number as the Fair Market Rent number that is closest to the Fair Market Rent number determined by the third appraiser, and the Fair Market Rent so selected shall be conclusive and binding upon the Landlord and Tenant. Each party shall bear the cost of its qualified appraiser, and the cost of the third qualified appraiser shall be borne equally between the parties. Until such time as the Fair Market Rent is so determined, from and after the commencement date of the Extension Term, Tenant shall pay Base Rent at the average of Landlord’s and Tenant’s appraisers’ designations of fair market rent, with an appropriate retroactive adjustment once the Fair Market Rent has been determined.

Tenant’s rights under this Exhibit J shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets more than fifty percent (50%) of the Premises, or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

2.                                      Rights of First Offer

(a)                                 5th Floor East Wing Offer Space.  During the Term of this Lease, provided that Tenant (x) shall not be subleasing any space in the Building, and (y) has not committed an Event of Default at any time during the Term, then Tenant shall have a right of first offer to lease any space that is contiguous to the Premises on the fifth (5th) floor of the East Wing of the Building (the “5th Floor East Wing Space”) as approximately shown on Exhibit J-1 attached hereto, on the following terms and conditions:

(i)                                     In the event that any portion of the 5th Floor East Wing Space shall become available for leasing, in the Landlord’s sole discretion during the Term, Landlord shall give notice (the “5th Floor East Wing ROFO Offer Notice”) to Tenant of the availability (or anticipated availability) of such space (the “5th Floor East Wing ROFO Offer Space”), setting forth the Annual Base Rent, the Base Years for Operating Costs, Taxes and Insurance and such other terms and conditions on which Landlord is prepared to lease the 5th Floor East Wing ROFO Offer Space to Tenant (the “5th Floor East Wing ROFO Offer Space Offered Terms”).

(ii)                                  Tenant shall have the right to lease all of the 5th Floor East Wing ROFO Offer Space described in the 5th Floor East Wing ROFO Offer Notice on the 5th Floor East Wing ROFO Offer Space Offered Terms within ten (10) days after the date of Landlord’s delivery of the 5th Floor East Wing ROFO Offer Notice to Tenant. Tenant’s failure to accept such 5th Floor East Wing ROFO Offer Space Offered Terms in writing within such ten (10) day period shall be deemed an election by Tenant to reject such 5th Floor East Wing ROFO Offer Space Offered Terms.  Tenant may not elect to lease just a portion of the 5th Floor East Wing ROFO Offer Space, and any attempt by Tenant to make such an election shall be deemed a rejection by Tenant to lease the 5th Floor East Wing ROFO Offer Space (including any portion thereof).

(iii)                               In the event that Tenant timely accepts the 5th Floor East Wing ROFO Offer Space Offered Terms set forth in the (5th) Floor East Wing ROFO Offer Notice, then Landlord and Tenant shall, within fifteen (15) days after the date of Tenant’s acceptance, enter into an amendment to this Lease incorporating the 5th Floor East Wing ROFO Offer Space into the Premises on the 5th Floor East Wing ROFO Offer Space Offered Terms.

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(iv)                              In the event that Tenant rejects or is deemed to have rejected the 5th Floor East Wing ROFO Offer Space Offered Terms or fails to enter into such an amendment with Landlord within such fifteen (15) day period, as the case may be, then Landlord shall be free to lease the 5th Floor East Wing ROFO Offer Space at any time and from time-to time to a third party or parties on such terms as Landlord desires, in its sole discretion, and Tenant shall have no further rights under this Section 2(a) with respect to the 5th Floor East Wing ROFO Offer Space; provided, however, (i) Landlord shall be obligated to re-offer to Tenant the 5th Floor East Wing ROFO Offer Space pursuant to the terms and conditions of this section prior to leasing for the first time the 5th Floor East Wing ROFO Offer Space to a third party at less than 90% of the “net effective rent” (i.e., the actual rent after all factors are taken into account such as base rent escalations, allowances, free rent, operating expense and tax base years, free rent and any other economic terms) set forth in the applicable 5’1’ Floor East Wing ROFO Offer Space Offered Terms and (ii) Tenant’s rights under this section shall continue to apply with respect to the balance of the 5th Floor East Wing Space not previously offered to Tenant pursuant to this section.

(b)                                 6th Floor East Wing Offer Space.  During the Term of this Lease, provided that Tenant (x) shall not be subleasing any space in the Building, and (y) has not committed an Event of Default at any time during the Term, then Tenant shall have a right of first offer to lease any space that is contiguous to the Premises on the sixth (6th) floor of the East Wing of the Building (the “6th Floor East Wing Space”) as approximately shown on Exhibit J-2 attached hereto, on the following terms and conditions:

(i)                                     Subject to the right of Landlord to extend or renew any then current lease (or enter into a new lease or extension with the same tenant even if no extension or renewal rights are contained in said then current lease) for all or any portion of the 6th Floor East Wing Space, in the event that any portion of the 6th Floor  East Wing Space shall become available for leasing, in the Landlord’s sole discretion during the Term, Landlord shall give notice (the “6th Floor East Wing ROFO Offer Notice”) to Tenant of the availability (or anticipated availability) of such space (the “6th Floor East Wing ROFO Offer Space”), setting forth the Annual Base Rent, the Base Years for Operating Costs, Taxes and Insurance and such other terms and conditions on which Landlord is prepared to lease the 6th Floor East Wing ROFO Offer Space to Tenant (the “6th Floor East Wing ROFO Offer Space Offered Terms”).

(ii)                                  Tenant shall have the right to lease all of the 6th Floor East Wing ROFO Offer Space described in the 6th Floor East Wing ROFO Offer Notice on the 6th Floor East Wing ROFO Offer Space Offered Terms within ten (10) days after the date of Landlord’s delivery of the 6th Floor East Wing ROFO Offer Notice to Tenant. Tenant’s failure to accept such 6th Floor East Wing ROFO Offer Space Offered Terms in writing within such ten (10) day period shall be deemed an election by Tenant to reject such 6th Floor East Wing ROFO Offer Space Offered Terms. Tenant may not elect to lease just a portion of the 6th Floor East Wing ROFO Offer Space, and any attempt by Tenant to make such an election shall be deemed a rejection by Tenant to lease the 6th Floor East Wing ROFO Offer Space (including any portion thereof).

(iii)                               In the event that Tenant timely accepts the 6th Floor East Wing ROFO Offer Space Offered Terms set forth in the 6th Floor East Wing ROFO Offer Notice,

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then Landlord and Tenant shall, within fifteen (15) days after the date of Tenant’s acceptance, enter into an amendment to this Lease incorporating the 6th Floor East Wing ROFO Offer Space into the Premises on the 6th Floor East Wing ROFO Offer Space Offered Terms.

(iv)                              In the event that Tenant rejects or is deemed to have rejected the 6th Floor East Wing ROFO Offer Space Offered Terms or fails to enter into such an amendment with Landlord within such fifteen (15) day period, as the case may be, then Landlord shall be free to lease the 6th Floor East Wing ROFO Offer Space at any time and from time-to time to a third party or parties on such terms as Landlord desires, in its sole discretion, and Tenant shall have no further rights under this Section 2(b) with respect to the 6th Floor East Wing ROFO Offer Space; provided, however, (i) Landlord shall be obligated to re-offer to Tenant the 6th Floor East Wing ROFO Offer Space pursuant to the terms and conditions of this section prior to leasing for the first time the 6th Floor East Wing ROFO Offer Space to a third party at less than 90% of the “net effective rent” (i.e., the actual rent after all factors are taken into account such as base rent escalations, allowances, free rent, operating expense and tax base years, free rent and any other economic terms) set forth in the applicable 6th Floor East Wing ROFO Offer Space Offered Terms and (ii) Tenant’s rights under this section shall continue to apply with respect to the balance of the 6th Floor East Wing Space not previously offered to Tenant pursuant to this section.

(c)                                  7th Floor West Wing Offer Space.  During the Term of this Lease, provided that Tenant (x) shall not be subleasing any space in the Building, and (y) has not committed an Event of Default at any time during the Term, then Tenant shall have a right of first offer to lease any space that is contiguous to the Premises on the seventh (7th) floor of the West Wing of the Building (the “7th Floor West Wing Space”) as approximately shown on Exhibit J-3 attached hereto, on the following terms and conditions:

(i)                                     Subject to the right of Landlord to extend or renew any then current lease (or enter into a new lease or extension with the same tenant even if no extension or renewal rights are contained in said then current lease) for all or any portion of the 7th Floor West Wing Space, in the event that any portion of the 7th Floor West Wing Space shall become available for leasing, in the Landlord’s sole discretion during the Term, Landlord shall give notice (the “7th Floor West Wing ROFO Offer Notice”) to Tenant of the availability (or anticipated availability) of such space (the “7th Floor West Wing ROFO Offer Space”), setting forth the Annual Base Rent, the Base Years for Operating Costs, Taxes and Insurance and such other terms and conditions on which Landlord is prepared to lease the 7th Floor West Wing ROFO Offer Space to Tenant (the “7th Floor West Wing ROFO Offer Space Offered Terms”).

(ii)                                  Tenant shall have the right to lease all of the 7th Floor West Wing ROFO Offer Space described in the 7th Floor West Wing ROFO Offer Notice on the 7th Floor West Wing ROFO Offer Space Offered Terms within ten (10) days after the date of Landlord’s delivery of the 7th Floor West Wing ROFO Offer Notice to Tenant. Tenant’s failure to accept such 7th Floor West Wing ROFO Offer Space Offered Terms in writing within such ten (10) day period shall be deemed an election by Tenant to reject such 7th Floor West Wing ROFO Offer Space Offered Terms. Tenant may not elect to lease just a portion of the 7th Floor West Wing ROFO Offer Space, and any attempt by Tenant to make such an election shall be

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deemed a rejection by Tenant to lease the 7th Floor West Wing ROFO Offer Space (including any portion thereof).

(iii)                               In the event that Tenant timely accepts the 7th Floor West Wing ROFO Offer Space Offered Terms set forth in the 7th Floor West Wing ROFO Offer Notice, then Landlord and Tenant shall, within fifteen (15) days after the date of Tenant’s acceptance, enter into an amendment to this Lease incorporating the 7th Floor West Wing ROFO Offer Space into the Premises on the 7th Floor West Wing ROFO Offer Space Offered Terms.

(iv)                              In the event that Tenant rejects or is deemed to have rejected the 7th Floor West Wing ROFO Offer Space Offered Terms or fails to enter into such an amendment with Landlord within such fifteen (15) day period, as the case may be, then Landlord shall be free to lease the 7th Floor West Wing ROFO Offer Space on such terms as Landlord desires, in its sole discretion, and Tenant shall have no further rights under this Section 2(c) with respect to the 7th Floor West Wing ROFO Offer Space; provided, however, (i) Landlord shall be obligated to re-offer to Tenant the 7th Floor West Wing ROFO Offer Space pursuant to the terms and conditions of this section prior to leasing for the first time the 7th Floor West Wing ROFO Offer Space to a third party at less than 90% of the “net effective rent” (i.e., the actual rent after all factors are taken into account such as base rent escalations, allowances, free rent, operating expense and tax base years, free rent and any other economic terms) set forth in the applicable 7th Floor West Wing ROFO Offer Space Offered Terms and (ii) Tenant’s rights under this section shall continue to apply with respect to the balance of the 7th Floor West Wing Space not previously offered to Tenant pursuant to this section.

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EXHIBIT J-1

PLAN OF 5th FLOOR EAST WING SPACE

Exhibit J-1 is intended only to show the general outline of the 5th Floor East Wing Space as of the beginning of the Term of this Lease. The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items.  It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the 5th Floor East Wing Space.

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EXHIBIT J-2

PLAN OF 6th FLOOR EAST WING SPACE

Exhibit J-2 is intended only to show the general outline of the 6th Floor East Wing Space as of the beginning of the Term of this Lease. The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to be scaled; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the 6th Floor East Wing Space.

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EXHIBIT J-3

PLAN OF 7th FLOOR WEST WING SPACE

Exhibit J-3 is intended only to show the general outline of the 7th Floor West Wing Space as of the beginning of the Term of this Lease. The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the 7th Floor West Wing Space.

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EXHIBIT K

LANDLORD’S SERVICES

I.                                        CLEANING

A.                                    Office Area

Daily: (Monday through Friday, inclusive. Legal Holidays excepted.)

1.                                      Empty and clean all waste receptacles; wash receptacles as necessary.

2.                                      Sweep and dust mop all uncarpeted areas using a dust-treated mop.

3.                                      Vacuum all rugs and carpeted areas.

4.                                      Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

5.                                      Wash clean all water fountains.

6.                                      Remove and dust under all desk equipment and telephones and replace same.

7.                                      Wipe clean all brass and other bright work.

8.                                      Hand dust all grill work within normal reach.

Weekly:

1.                                      Dust coat racks, and the like.

2.                                      Remove all finger marks from private entrance doors, light switches and doorways.

Quarterly:

1.                                      Clean and spray wax vinyl tile floors in tenant areas.

2.                                      Render high dusting not reached in daily cleaning to include:

a.                                      Dusting all pictures, frames, charts, graphs, and similar wall hangings.

b.                                      Dusting all vertical surfaces, such as walls, partitions, doors, and K-1 ducts.

c.                                       Dusting all pipes, ducts, and high moldings.

B.                                    Lavatories

Daily: (Monday through Friday, inclusive. Legal Holidays excepted.)

1.                                      Sweep and damp mop floors.

2.                                      Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers and piping.

3.                                      Wash all toilet seats.

4.                                      Wash all basins, bowls and urinals.

5.                                      Dust and clean all powder room fixtures.

6.                                      Empty and clean paper towel and sanitary disposal receptacles.

7.                                      Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be finished by Landlord.

8.                                      A sanitizing solution will be used in all lavatory cleaning.

Monthly:

1.                                      Machine scrub lavatory floors.

2.                                      Wash all partitions and tile walls in lavatories.

C.                                    Main Lobby, Elevators, Building Exterior and Corridors

Daily: (Monday through Friday, inclusive. Legal Holidays excepted.)

1.                                      Sweep and wash all floors.

2.                                      Wash all rubber mats.

3.                                      Clean elevators, wash or vacuum floors, wipe down walls and doors.

4.                                      Spot clean any metal work inside lobby.

5.                                      Spot clean any metal work surrounding Building entrance doors.

Monthly:                                             All resilient tile floors in public areas to be treated equivalent to spray buffing.

D.                                    Window Cleaning

Windows of exterior walls will be washed quarterly.

II.                                   HEATING, VENTILATING, AND AIR CONDITIONING

1.                                      Heating, ventilating, and air conditioning as required to provide reasonably comfortable temperatures for normal Business Day occupancy (excepting holidays); Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m., subject to the provisions of Section 7(a) of the Lease.

2.                                      Maintenance of any additional or special air conditioning equipment and the associated operating cost will be at Tenant’s expense.

III.                              WATER

Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

IV.                               ELEVATORS

Elevators for the use of all tenants and the general for access to and from all floors of the Building. Programming of elevators (including, but not limited service elevators) shall be as Landlord from time to determines best for the Building as a whole.

V.                                    RELAMPING OF LIGHT FIXTURES

Tenant will reimburse Landlord for the cost of lamps, ballasts and starters and the cost of replacing same within the Premises.

VI.                               CAFETERIA AND VENDING INSTALLATIONS

1.                                      Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant’s responsibility to keep clean and sanitary, it being understood that Landlord’s approval of such use must be first obtained in writing.

2.                                      Vending machines or refreshment service installations by Tenant must be approved by Landlord in writing and shall be restricted in use to employees and business callers. All cleaning necessitated by such installations shall be at Tenant’s expense.

VII.                          ELECTRICITY

A.                                    Landlord, at Landlord’s expense, shall furnish electrical energy required for lighting, electrical facilities, equipment, machinery, fixtures, and appliances used in or for the benefit of the Premises in accordance with the provisions of the Lease of which this Exhibit is a part.

B.                                    Electricity to the Premises shall be submetered or check metered to the Premises. Tenant shall pay for all charges for electric consumption in the Premises as reasonably determined by Landlord, but without mark-up above actual cost, within ten (10) days of Landlord’s invoice therefor, from time to time, but not more often than monthly; provided that upon written notice from Landlord, Tenant shall pay an estimate of such charges, as reasonably determined by Landlord from time to time, monthly at the same time and in the same manner as payments of Base Rent, with appropriate payment (or credit against future electric charges) to be made annually based upon Landlord’s revised estimates for the prior year. If at any time electric charges for the Premises are payable to the utility therefor, because of the installation of submeters or check meters or otherwise, Tenant shall pay such charges before they become due. The foregoing shall not constitute Landlord’s consent to the installation of any such meters. Landlord shall have the exclusive right to designate the electric service provider to serve the Building.

Tenant covenants and agrees that its use of electric current (exclusive of HVAC) shall not exceed 8.0 watts per square foot of rentable floor area and that its total connected lighting load will not exceed the maximum load from time to time permitted by applicable governmental regulations.

EXHIBIT L

Moisture and Mold Control

Exercising proper ventilation and moisture control precautions will help maintain your comfort and prevent mold growth in the Premises. Tenants should adopt and implement the following guidelines to avoid the development of excessive moisture or mold growth:

1.                                      Report any maintenance problems involving water, moist conditions, or mold to Landlord promptly and conduct its required activities in a manner which prevents unusual moisture conditions or mold growth.

2.                                      Do not block or inhibit the flow of return or make-up air into the HVAC system. Maintain the Premises at a consistent temperature and humidity level in accordance with Landlord’s instructions.

3.                                      Regularly conduct janitorial activities, especially in bathrooms, kitchens, and janitorial spaces to remove mildew and prevent or correct moist conditions.

4.                                      Maintain water in all drain traps at all times.

Tenant Signature:

CARGURUS, INC., a Delaware corporation

By:	/s/ E. Langley Steinert	Date:
Name: E. Langley Steinert
Title: CEO

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EXHIBIT M

LIST OF APPROVED ISSUING BANKS

1.                                      Bank of America

2.                                      PNC Bank

3.                                      SunTrust Bank

4.                                      US Bank, N.A.

5.                                      Wells Fargo Bank

6.                                      BB&T

7.                                      Fifth Third Bank

8.                                      JPMorgan Chase

9.                                      National City Bank

10.                               Northern Trust Bank

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